                                                                     EXHIBIT 4.7

                                                                  CONFORMED COPY

                                12 February 2004

            US$100,000,000 SECURED BANK GUARANTEE FACILITY AGREEMENT

                                     between

                               SEAWAY (UK) LIMITED
                               STOLT OFFSHORE S.A.
                          STOLT OFFSHORE SERVICES S.A.
                                STOLT OFFSHORE AS
                             STOLT OFFSHORE LIMITED
                       STOLT OFFSHORE WEST AFRICA S.A.S.U.
                                 SOTRAPLEX S.A.
                               STOLT OFFSHORE B.V.
                              ETPM DEEPSEA LIMITED

                                       and
                               STOLT OFFSHORE INC.
                                 as Indemnifiers

                               STOLT OFFSHORE S.A.

                                       and
                The Parties Listed in Part A of Schedule 1 Hereto
                                  as Guarantors

                                  HSBC BANK PLC
                                   as Arranger

                                 CREDIT LYONNAIS
                                  HSBC BANK PLC
                                       and
                 DNB NOR BANK ASA (formerly DEN NORSKE BANK ASA)
                                as Issuing Banks

                The Parties Listed in Part B of Schedule 1 Hereto
                                    as Banks

                                  HSBC BANK PLC
                     as Facility Agent and Security Trustee

                             WEIL, GOTSHAL & MANGES
                         One South Place London EC2M 2WG
               Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990
                                  www.weil.com
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                                TABLE OF CONTENTS

                                                                            Page

1   DEFINITIONS AND INTERPRETATION............................................2

2   THE FACILITY.............................................................22

3   PURPOSE AND RESPONSIBILITY...............................................23

4   BANK GUARANTEES..........................................................23

5   REDUCTION................................................................28

6   CONDITIONS PRECEDENT AND SUBSEQUENT......................................28

7   REPRESENTATIONS AND WARRANTIES...........................................33

8   CURRENCY.................................................................37

9   FUNDING AND CASH COVER...................................................38

10  INTEREST.................................................................39

11  GUARANTEE AND INDEMNITY..................................................39

12  FEES.....................................................................43

13  FACILITY DOCUMENTS.......................................................44

14  AGENCY AND TRUST.........................................................46

15  COVENANTS................................................................53

16  EARNINGS.................................................................63

17  EVENTS OF DEFAULT........................................................63

18  SET-OFF AND LIEN.........................................................68

19  ASSIGNMENTS BY OBLIGORS..................................................69

20  ADDITIONAL INDEMNIFIERS..................................................69

21  ASSIGNMENTS AND TRANSFERS BY FINANCE PARTIES AND SUB-
    PARTICIPATION............................................................70

22  PAYMENTS, MANDATORY PREPAYMENT, RESERVE REQUIREMENTS AND
    ILLEGALITY...............................................................71

23  COMMUNICATIONS...........................................................74

24  GENERAL INDEMNITIES......................................................75

25  MISCELLANEOUS............................................................76

26  LAW AND JURISDICTION.....................................................80

SCHEDULE 1...................................................................82

PART A THE GUARANTORS........................................................82

PART B THE BANKS, THE COMMITMENTS AND THE PROPORTIONATE SHARES...............83

SCHEDULE 2 THE SENIOR SHIPOWNING GUARANTORS AND THE SENIOR VESSELS...........84

                                       i
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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

SCHEDULE 3 THE JUNIOR SHIPOWNING GUARANTORS AND THE JUNIOR VESSELS...........85

SCHEDULE 4 FACILITY DOCUMENTS

PART A FIRST PRIORITY ACCOUNT PLEDGES AND SHARE PLEDGES......................89

PART B SOSA SHIP MORTGAGES, ASSIGNMENTS AND SHARE PLEDGES....................92

PART C SOSA SHIPOWNING GUARANTEES............................................96

PART D SNSA GUARANTEE AND SNTG SHIP COLLATERAL DOCUMENTS.....................97

SCHEDULE 5 FORM OF ISSUE REQUEST.............................................99

SCHEDULE 6 CERTIFICATE OF COMPLIANCE........................................101

SCHEDULE 7 FORM OF TRANSFER CERTIFICATE.....................................103

SCHEDULE 8 DISCLOSED PERMITTED DISPOSALS....................................106

SCHEDULE 9 MORTGAGED VESSELS CRITERIA.......................................107

SCHEDULE 10 TERMS OF BANK'S INDEMNITY TO ISSUING BANK.......................109

SCHEDULE 11 MATERIAL LITIGATION.............................................111

SCHEDULE 12 EXISTING ENCUMBRANCES...........................................113

SCHEDULE 13 CONSOLIDATED ACCOUNTS RECEIVABLE AGEING AND COLLECTION
            STATUS AS AT [(] FOR STOLT OFFSHORE S.A.........................114

SCHEDULE 14 OPERATIONAL COVENANTS...........................................115

SCHEDULE 15 THE BANKS UNDER THE EXISTING CREDIT AGREEMENTS..................126

SCHEDULE 16 FORMS OF LOSS PAYABLE CLAUSES...................................127

SCHEDULE 17 FORM OF NOTICE OF ASSIGNMENT OF INSURANCES......................128

SCHEDULE 18 FORM OF ACCESSION AGREEMENT.....................................129

SCHEDULE 19 APPROVED SHIPBROKERS LIST.......................................131

SCHEDULE 20 CASH MANAGEMENT SYSTEM..........................................132

SCHEDULE 21 BONDING FACILITIES..............................................135

SCHEDULE 22 INFORMATION PACKAGE.............................................143

SCHEDULE 23 EXISTING BILATERAL BONDING AGREEMENTS...........................144

SIGNATORIES.................................................................149

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GUARANTEE FACILITY AGREEMENT

Dated: 12 February 2004

BETWEEN:

(1) SEAWAY (UK) LIMITED, a company incorporated under the laws of England and Wales, with its registered office at Dolphin House, Windmill Road, Sunbury on Thames, Middlesex TW16 7HT, UK and registered number 00974791 ("Seaway UK");

(2) STOLT OFFSHORE S.A., a company incorporated under the laws of France with its registered office at 32, Avenue Pablo Picasso, 92000 Nanterre, France ("SO France");

(3) STOLT OFFSHORE SERVICES S.A., a company incorporated under the laws of France with its registered office at 32, Avenue Pablo Picasso, 92000 Nanterre, France ("SOS France");

(4) STOLT OFFSHORE AS, a company incorporated under the laws of the Kingdom of Norway with its registered office at Verven 4, 4014 Stavanger, the Kingdom of Norway ("SO Norway");

(5) STOLT OFFSHORE LIMITED, a company incorporated under the laws of Scotland with its registered office at Bucksburn House, Howes Road, Bucksburn, Aberdeen, AB16 7QU, UK and with registered number SC128705 ("SO Scotland");

(6) STOLT OFFSHORE WEST AFRICA S.A.S.U., a company incorporated under the laws of France with its registered office at 32 Avenue Pablo Picasso, 92000 Nanterre, France ("SO West Africa");

(7) SOTRAPLEX S.A., a company incorporated under the laws of France with its registered office at 32 Avenue Pablo Picasso, 92000 Nanterre, France ("Sotraplex");

(8) STOLT OFFSHORE B.V., a company incorporated under the laws of The Netherlands with its registered office at Karel Doormanweg 25, 3115 JD Schiedam, The Netherlands ("SO BV");

(9) ETPM DEEPSEA LIMITED, a company incorporated under the laws of England and Wales, with its registered office at Dolphin House, Windmill Road, Sunbury on Thames, Middlesex TW16 7HT, UK and registered number 01902584 ("ETPM");

(10) STOLT OFFSHORE INC., a company incorporated under the laws of the State of Louisiana, United States of America with its registered office at 322 Heymann Boulevard, Suite B, Lafayette, Louisiana 70503, United States of America ("SO US", and together with Seaway UK, SO France, SOS France, SO Norway, SO West Africa, SO Scotland, SO BV, Sotraplex and ETPM, the "Original Indemnifiers", and each, an "Original Indemnifier");

(11) STOLT OFFSHORE S.A., a "societe anonyme holding," incorporated under the laws of Luxembourg with its registered office at 26 rue Louvingny, L-1946

     Luxembourg, registered at the R.C.S. Luxembourg under number B 43. 172 ("SOSA");

(12) the companies listed in Part A of Schedule 1, each being a parent company of an Original Indemnifier (each, a "Guarantor", and together with SOSA, the "Guarantors");

(13) HSBC BANK PLC as arranger (the "Arranger");

(14) HSBC BANK PLC, CREDIT LYONNAIS and DNB NOR BANK ASA (formerly DEN NORSKE BANK ASA) as issuing banks (collectively, the "Issuing Banks", and each, an "Issuing Bank");

(15) the banks and financial institutions listed in Part B of Schedule 1, each acting through its office at the address indicated against its name in
     Schedule 1 (collectively, the "Banks", and each, a "Bank"); and

(16) HSBC BANK PLC as facility agent and security trustee with its office at Level 24, 8 Canada Square, London E14 5HQ, UK (in those capacities, the "Agent").

WHEREAS:

(A) The Original Indemnifiers and SOSA (each of SOSA and SO BV being an indirect parent of all the Original Indemnifiers) have requested that the Banks and the Issuing Banks provide Bank Guarantees from time to time, upon the terms and subject to conditions contained in this Agreement.

(B) SOSA and the other Guarantors (each being a direct or indirect parent of an Original Indemnifier) have agreed to guarantee the Obligations, upon the terms and subject to conditions contained in this Agreement.

(C) Each of the Banks has severally agreed to make available its respective Commitment as set forth in Part B of Schedule 1, in the aggregate principal amount not exceeding one hundred million Dollars ($100,000,000) for all Banks or the Equivalent Amount in a Permitted Currency or Permitted Currencies and assume its Proportionate Share of the Banks' Obligations, including the indemnity of the Banks in favour of the Issuing Banks in respect of each Bank Guarantee issued by an Issuing Bank, upon the terms and subject to conditions contained in this Agreement.

(D) The Indemnifiers have designated the Obligors' Agent as their agent to perform certain functions on their behalf as set forth herein in connection with the issuance of the Bank Guarantees.

IT IS AGREED as follows:

1    DEFINITIONS AND INTERPRETATION

     1.1  Definitions In this Agreement:

     "Accession Agreement" means an agreement substantially in the form of
     Schedule 18 (Form of Accession Agreement) for the purposes of providing an Additional Indemnifier to become a party to this Agreement.

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     "Account Pledges" means account pledges in the agreed form granted over each of Lock Box One and Lock Box Two.

     "Additional Indemnifier" means each trading company that is a member of the SO Group that hereafter becomes a party to this Agreement as an Indemnifier in accordance with Clause 20.

     "Address for Service" means c/o Stolt Offshore M.S. Limited of 1st Floor, Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT, England or, in relation to any of the Obligors, such other address in England and Wales as that Obligor may from time to time designate by no fewer than 10 Business Days' written notice to the Agent.

     "Administration" has the meaning given to such term in paragraph 1.1.3 of the ISM Code.

     "Applicable Commission Rate" means for any period of determination (i) 1% per annum to the extent of the portion of the Bank Guarantee Outstandings that is Cash Collateralised and (ii) 3% per annum to the extent of the portion of the Bank Guarantee Outstandings that is not Cash Collateralised.

     "Applicable Commitment Rate" means 1.5% per annum.

     "Approved Budget" means the consolidated budget of the SO Group prepared on an annual basis by SOSA, commencing with the budget for the financial year commencing 1 December 2003 and approved by an Instructing Group, which budget shall be in a format consistent with the form of budget dated 18 November 2003 reviewed by KPMG.

     "Approved Brokers" means a firm or firms of insurance brokers appointed by SOSA for the purposes of Schedule 14 and approved in writing by the Agent.

     "Approved Shipbroker" means any of the firms of shipbrokers listed in
     Schedule 19.

     "Assignments" means the Senior Assignments and the Junior Assignments.

     "Bank's Excess Amount" has the meaning given to such term in Clause 14.17.

     "Bank Guarantee" means a performance bond, bid bond, advance payment bond, guarantee or standby letter of credit, in a Permitted Currency, in respect of a performance obligation of a member of the SO Group, expiring on a Bank Guarantee Termination Date and issued under this Agreement, in a form acceptable to and approved by the relevant Issuing Bank in its absolute discretion.

     "Bank Guarantee Commission" means the commission to be paid by each applicable Indemnifier to the Agent pursuant to Clause 12.1.

     "Bank Guarantee Outstandings" means at any time the Dollar equivalent of the aggregate of the total amounts in each relevant Permitted Currency actually or contingently payable by the Issuing Banks under or pursuant to all Bank Guarantees that have been issued hereunder by the Issuing Banks and that have not terminated in accordance with their terms, been cancelled or, if called or drawn upon, in respect of

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     which all Obligations related thereto have been paid in full, such Dollar equivalence to be determined on the basis of the Agent's spot rate of exchange at such time.

     "Bank Guarantee Termination Date" means, in relation to any Bank Guarantee, the date falling no later than 60 months after the Issue Date of that Bank Guarantee unless otherwise agreed by all the Banks.

     "Banks' Obligations" means all liabilities and obligations of the Issuing Banks under or pursuant to the Bank Guarantees, including under or pursuant to any renewal, extension or variation of any Bank Guarantee and all liabilities and obligations undertaken by each Issuing Bank to any of its subsidiaries, affiliates or correspondents in respect of the Bank Guarantee or any renewal, extension or variation of any Bank Guarantee.

     "Blueprint" means the "Position Update and Blueprint Stage II" presented to the Banks at a syndicate bank briefing held in London and New York on 7 August 2003.

     "Business Day" means (a) a day on which banks are open for the transaction of business of the nature contemplated by this Agreement (and not authorised by law to close) in New York City, United States of America; London, England; Paris, France; and Oslo, Norway; and (b) in relation to the determination of interest rates for Euros only, a day on which the Trans-European Automated Real Time Gross Settlement Express System (TARGET) is operating.

     "Capital Expenditure" means any expenditure made or obligation incurred which in accordance with US GAAP is treated as an addition to the carrying amount of a capital asset.

     "Cash Collateral" means the amount of cash deposited by the Obligors' Agent, or by an Indemnifier in respect of a Bank Guarantee issued on behalf of such Indemnifier, in Lock Box One from time to time as security for its Obligations, and the words "Cash Collateralise" or "Cash Collateralised" shall have correlative meanings and be interpreted accordingly.

     "Cash Management System" means a system of deposit accounts and instructions pursuant to which all cash of the members of the SO Group are transferred (i) to Lock Box One, to the extent required by this Agreement and (ii) otherwise, to the extent of any operating cash in excess of $75,000,000, all as set forth in Schedule 20.

     "Cash Management System Bank" means HSBC Bank plc, or such other bank as may be selected by the Agent from time to time to be the bank at which one or more of the deposit accounts constituting Lock Box One and Lock Box Two are maintained.

     "Casualty Amount" means, in respect of each Vessel, an amount of $1,000,000 or the equivalent in any other currency.

     "Certificate of Compliance" means a certificate materially in the form set forth in Schedule 6, signed by the treasurer or chief financial officer of SOSA.

     "Chief Restructuring Officer" means Alix Partners Ltd.

     "Commitment" means, in relation to each Bank, the Dollar amount indicated against the name of that Bank in Part B of Schedule 1, as cancelled, transferred or reduced from time to time in accordance with the terms of this Agreement.

     "Commitment Commission" means the commission to be paid by the Obligors' Agent to the Agent pursuant to Clause 12.2.

     "Common Shares" means common shares of SOSA of the class outstanding on the Execution Date.

     "Communication" means any notice, approval, demand, request or other communication from one party to this Agreement to any other party to this Agreement.

     "Communications Address" means c/o Stolt Offshore M.S. Limited of 1st Floor, Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT, England, fax no: +44 (0) 1932 773701 marked for the attention of Jolanne Le-Faye.

     "Company" means, in relation to any Vessel and at any given time, the company responsible for the Vessel's compliance with the ISM Code pursuant to paragraph 1.1.2 of the ISM Code.

     "Consolidated Tangible Net Worth" means for SOSA and its Subsidiaries (on a consolidated basis) at any time (a) the sum, to the extent shown on SOSA's consolidated balance sheet, of (i) the amount of issued and outstanding share capital, less the cost of treasury shares, plus (or if negative, less) (ii) the amount of surplus and retained earnings, less (b) intangible assets as determined in accordance with US GAAP.

     "Covenant Release Date" has the meaning given to such term in Clause
     15.6.1.

     "converted" means actually or notionally (as the case may require) converted by the Agent, at the rate at which the Agent, in accordance with its usual practice, is able in the London Interbank market to purchase the Permitted Currency in which the Facility or part thereof is then denominated with the Permitted Currency in which the Facility or part thereof is to be denominated, on the second Business Day before the value date for that conversion pursuant to Clause 8, and the words "convert" and "conversion" shall be interpreted accordingly.

     "Currency of Account" means, in relation to any payment to be made to a Finance Party pursuant to any of the Facility Documents, the currency in which that payment is required to be made by the terms of the relevant Facility Document.

     "Default" means any Event of Default or Potential Event of Default.

     "Default Rate" means the rate at all times of 5% per annum above 3-month LIBOR in effect from time to time; the change in the Default Rate being effective with each change in 3-month LIBOR.

     "Disclosed Permitted Disposals" means the disposals described in detail in the Blueprint and set out in Schedule 8 and, with the prior consent of the Agent, disposals of any asset in lieu of an asset listed in Schedule 8 having a value similar to the value of such asset listed in Schedule 8.

     "DOC" means a valid Document of Compliance issued for the relevant Company by the Administration pursuant to paragraph 13.2 of the ISM Code.

     "Dollars", "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America.

     "Dutch Obligor" means SO BV and any other Obligor incorporated under the laws of The Netherlands.

     "Earnings", in relation to a Vessel, means all hires, freights, pool income and other sums payable to or for the account of a Shipowning Guarantor in respect of that Vessel including all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

     "Effective Date" means the date on which the conditions set out in Clause
     6.1 have been satisfied and the first Bank Guarantee is issued.

     "Eligible Projects" means projects and contracts of the type generally heretofore engaged in by the SO Group in connection with the design, procurement, installation and servicing of offshore surface and subsurface infrastructure for the global oil and gas industry.

     "Encumbrance" means any mortgage, standard security, charge, pledge, lien, assignment, assignation, hypothecation, preferential right, option, title retention or trust arrangement or any other agreement or arrangement which, in any of the aforementioned instances, has the effect of creating security.

     "Environmental Claim" means:

     (a) any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or resulting from a Spill; or

     (b)  any claim made by any other person relating to a Spill.

     "Environmental Incident" means any Spill:

     (a)  from any Vessel; or

     (b)  from any other vessel in circumstances where:

          (i) any Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

          (ii) any Vessel may be arrested or attached in connection with any Environmental Claim arising from such Spill.

     "Environmental Law" means a law, regulation or convention concerning pollution or protection of human health or the environment.

     "Equity Contribution" means one or more investments in SOSA in an aggregate amount of not less $120,000,000 (of which gross cash proceeds shall be not less than $100,000,000) from the issuance of Common Shares.

     "Equivalent Amount" means the amount of any Permitted Currency converted from the relevant amount of Dollars.

     "Euro" means the currency of participating Member States of the European Monetary Union, pursuant to Council Regulation (EC) 974/98 of 3 May 1998, (as changed from time to time by the European Communities).

     "Event of Default" means any of the events set out in Clause 17.2.

     "Excess Amount" has the meaning given to such term in Clause 9.1.

     "excess risks" in Schedule 14 means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the relevant Vessel is assessed for the purpose of such claims exceeding its insured value.

     "Execution Date" means the date on which this Agreement has been executed by each of the parties hereto.

     "Executive Officers" means each of Tom Ehret, Stuart Jackson and Bruno Chabas and any replacement for any of them satisfactory to an Instructing Group acting reasonably.

     "Existing Credit Agreements" means the $440m Loan Agreement, the $55m/45m Loan Agreement, the $44m Facility Agreement and the $28m Reimbursement Agreement.

     "Existing Credits" means the aggregate amount outstanding or credit extended, as the case may be, at any time under the $440m Loan Agreement, the $55m/$45m Loan Agreement, the $44m Facility Agreement and the $28m Reimbursement Loan.

     "Existing Facilities Guarantee" means the joint and several guarantee and indemnity by the Indemnifiers and the Guarantors of the obligations of, inter alios, Stolt Comex Seaway Finance B.V. and Stolt Offshore Inc. under the Existing Credit Agreements and the existing bilateral bonding agreements set forth in Schedule 23, in the agreed form and executed or to be executed in favour of the Security Trustee.

     "Existing SNSA Guarantees" means (i) the guarantee and indemnity agreement dated 21 August 2003 executed by SNSA and SNTG as guarantors in favour of Den norske Bank ASA (now DnB NOR Bank ASA) as agent pursuant to the $44m Facility Agreement; (ii) the guarantee and indemnity agreement dated 30 June 2003 executed by SNSA and SNTG as guarantors in favour of Nordea Bank Norge ASA, Grand

     Cayman Branch as agent pursuant to the $55m/$45m Loan Agreement; and (iii) the amended and restated guarantee dated 27 August 2003 executed by SNSA in favour of Den norske Bank ASA (now DnB NOR Bank ASA) pursuant to the $28m Reimbursement Agreement.

     "Facility" means the facility for issuing Bank Guarantees made available by the Issuing Banks and the Banks to the Indemnifiers pursuant to this Agreement.

     "Facility Amount" means, at any time, the amount of the aggregate Commitments at such time (stated in Dollars) less the amount of the aggregate Bank Guarantee Outstandings at such time.

     "Facility Availability Period" means the period beginning on the Effective Date and ending on the Facility Availability Termination Date.

     "Facility Availability Termination Date" means the date falling 18 months after the Execution Date or such earlier date as may result from a reduction of the Commitments to zero pursuant to Clause 5.1 or termination of availability pursuant to Clause 17.1.

     "Facility Documents" means this Agreement, the Intercreditor, Override and Security Trust Deed, the Mortgages together, where applicable, with collateral deeds of covenant over the Vessels, the Assignments, the Account Pledges, the Shipowners' Guarantees, the Factoring Agreement, the SNSA Guarantee, the Share Pledges, and charterer's subordination undertaking and any Manager's subordination undertaking executed pursuant to Clause 15.1.2 or 15.1.3 respectively and any other agreement or document which may at any time be executed by any member of the SO Group and/or the SNSA Group creating or expressed to create security over all or any part of its assets in respect of all or any part of the Obligations of any of the Obligors or (where the context requires) any one or more of any of the foregoing.

     "Facility Period" means the period beginning on the Execution Date and ending on the date when Bank Guarantees may no longer be issued hereunder and all Obligations of all Obligors have been paid or satisfied and discharged in full and the Indemnifiers have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with any Obligation.

     "Factoring Agreement" means the factoring agreement in relation to the assignment of earnings contained in the Junior Assignment over mv "SEAWAY FALCON" to be made between the Security Trustee and Stolt Offshore A/S in the agreed form.

     "Fee Letter" means the fee letter referred to in Clause 12.5.

     "Finance Parties" means the Arranger, the Issuing Banks, the Banks, the Agent and the Security Trustee.

     "French Obligor" means SO France, SOS France, SO West Africa, Sotraplex and any other Obligor incorporated under the laws of France.

     "Guarantee" means the guarantee and indemnity of the Guarantors contained in Clause 11.

     "Indebtedness" means (i) all obligations evidenced by bonds or notes payable (whether promissory notes or otherwise), (ii) all indebtedness for borrowed money, (iii) capitalised lease obligations on behalf of third parties and all contingent liabilities related to debt and capital lease obligations which, according to US GAAP, are considered probable and estimable, (iv) all obligations for the deferred payment of the purchase price for any assets or services (other than trade payables), and (v) all reimbursement and other obligations with respect to performance bonds, bank guarantees and letters of credit, whether or not matured, net of (vi) the amount of any restricted cash deposit which may be applied by the holder of a financial obligation referred to above to the repayment of all or part of such financial obligation. For the avoidance of doubt Indebtedness shall not include obligations under interest rate and currency hedging agreements entered into by any member of the SO Group in the ordinary course of trading and daylight overdraft exposures.

     "Indemnifiers" means, collectively, the Original Indemnifiers and all Additional Indemnifiers, if any, and an "Indemnifier" means any one of them.

     "Information Package" means the Blueprint and the other information delivered prior to the Execution Date to the Banks and identified in
     Schedule 22.

     "Instructing Group" means any one or more Banks whose combined Proportionate Shares equal or exceed sixty six and two thirds per cent (66?%).

     "Insurance Adviser" means HSBC Insurance Brokers Limited or such other independent insurance adviser as may be selected by the Agent from time to time to advise the Agent on the adequacy of the Insurances and compliance with the insurance obligations set out in this Agreement.

     "Insurance Proceeds Amount" means, in respect of (i) each Senior Vessel or
     (ii) in the event that all Indebtedness under an Existing Credit Agreement secured by a prior Encumbrance thereon has been repaid or fully Cash Collateralised, in respect of that particular Junior Vessel, the amount of insurance proceeds payable in respect of such Senior Vessel or such Junior Vessel (after payment or Cash Collateralisation of the Indebtedness under the Existing Credit Agreement) in the event of a Total Loss or any other claim.

     "Insurances" means all policies and contracts of insurance (including hull and machinery, all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with the Vessels or their increased value and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

     "Intercreditor, Override and Security Trust Deed" means the intercreditor, override and security trust deed in the agreed form to be entered into between, inter alios, the Security Trustee, the Indemnifiers, the Guarantors, DnB NOR Bank ASA and Nordea Bank Norge ASA, Grand Cayman Branch, as agents under the Existing Credit Agreements, DnB NOR Bank ASA as lender and Stolt Offshore, Inc as borrower under the $28m Reimbursement Agreement, the Agent, the Banks and the Issuing Banks.

     "Interest" means interest at the Default Rate.

     "ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention (as amended, including any regulation issued thereunder), as adopted by the Assembly of the International Maritime Organisation on 4 November 1993 by resolution A.741 (18) and incorporated on 19 May 1994 as chapter IX of the Safety of Life at Sea Convention 1974.

     "Issue Date", in relation to any Bank Guarantee, means the date on which that Bank Guarantee is issued by an Issuing Bank pursuant to Clause 4.

     "Issue Request" means a request, substantially in the form set out in
     Schedule 5, made by the Obligors' Agent to the Agent for the issuance of a Bank Guarantee.

     "Junior Assignments" means the second priority deeds of assignment of the Insurances, Earnings and Requisition Compensation of each Junior Vessel, in the agreed form, executed or to be executed in favour of the Security Trustee or, in respect of any Junior Vessel of a member of the SNSA Group, in favour of the Agent.

     "Junior Mortgages" means the second priority and/or second preferred mortgages over each Junior Vessel, in the agreed form, executed or to be executed in favour of the Security Trustee or, in respect of any Junior Vessel of a member of the SNSA Group, in favour of the Agent.

     "Junior Shipowners' Guarantees" means the subordinated guarantees and indemnities of the Junior Shipowning Guarantors that are members of the SO Group, in the agreed form, executed or to be executed in favour of the Security Trustee.

     "Junior Shipowning Guarantors" means the companies listed in Schedule 3 each being incorporated according to the law of the country indicated against its name in Schedule 3.

     "Junior Vessels" means the vessels listed in Schedule 3.

     "law" means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

     "Liabilities" has the meaning given to such term in Clause 4.5.1.

     "LIBOR" means the rate, rounded to the nearest four decimal places downwards (if the digit displayed in the fifth decimal place is 1, 2, 3 or 4) or upwards (if the digit displaced in the fifth decimal place is 5, 6, 7, 8 or 9) displayed on the telerate page 3750 or, as the case may be, 3740 (or such other page or pages which replace(s) either such page for the purposes of display of offered rates of leading banks), for deposits in the Currency of Account of amounts equal to the amount of the relevant Bank Guarantee Outstandings for a 3 month period or if there is no such display rate then available for the Currency of Account for an amount comparable to the relevant Bank Guarantee Outstandings, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 1/16%) of the respective rates offered to the Agent for deposits in the Currency of Account for a 3 month period by prime banks in the London Interbank market.

     "Lock Box One" means collectively one or more accounts each in the name of the Obligors' Agent with the Cash Management System Bank denominated in Dollars, over which the Agent has a perfected, valid and legally enforceable fixed charge pursuant to an Account Pledge.

     "Lock Box Two" means collectively one or more accounts each in the name of the Obligors' Agent with the Cash Management System Bank denominated in a Permitted Currency acceptable to the Cash Management System Bank over which the Security Trustee has a perfected, valid and legally enforceable floating charge pursuant to an Account Pledge.

     "Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in substantially the forms set out in Schedule 16, or in such other forms as may from time to time be agreed in writing by the Agent.

     "Management Agreement" means, in relation to any Vessel, the agreement made between the Manager and the relevant Shipowning Guarantor in respect of the management of such Vessel.

     "Manager" means (i) any member of the SO Group or (ii) such other commercial and/or technical manager of a Vessel nominated by the Shipowning Guarantors and approved by the Agent in its discretion.

     "Material Adverse Effect" means a material adverse effect on:

     (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the SO Group taken as a whole;

     (b) the ability of any member of the SO Group to perform its payment obligations under any Facility Document; or

     (c) the validity or enforceability of the Facility Documents or the rights or remedies of any Finance Party under the Facility Documents.

     "Mortgaged Vessel" means, at any relevant time, any Vessel over which the Security Trustee or the Agent, as they case may be, has a perfected first or second priority lien and the Agent has received the documentation listed in Schedule 9; provided however that a Mortgaged Vessel that suffers a Total Loss remains a Mortgaged Vessel until the expiry of the period referred to in Clause 17.2.11(b).

     "Mortgaged SOSA Vessel" means, at any relevant time, any Vessel owned by a member of the SO Group which is a Mortgaged Vessel.

     "Mortgagees' Insurances" means all policies and contracts of mortgagees' interest insurance and any other insurance of the type referred to in paragraph 5(a)(bb) of Schedule 14 from time to time taken out in respect of any Vessel of a member of the

     SNSA Group, by or for the benefit of the Agent, or in respect of any other Vessel, the Security Trustee, on behalf of the Finance Parties pursuant to this Agreement.

     "Mortgages" means the Senior Mortgages and the Junior Mortgages.

     "Net Disposal Proceeds" means the proceeds (including any amount received in repayment of intercompany debt in connection with such disposal) of any disposal by any member of the SO Group or other Shipowning Guarantor after deducting:

     (a) reasonable fees and out-of-pocket expenses incurred by the seller in connection with such disposal;

     (b) any amount necessary to discharge any liability to any creditor with a priority claim over the disposal proceeds provided it is so applied;

     (c)  VAT paid or payable by the seller in connection with such disposal;
          and

     (d) any other tax incurred and required to be paid by the seller in connection with such disposal (as reasonably determined by the seller, acting in good faith, on the basis of existing rates and taking account of any available credit, deduction or allowance).

     "Norwegian Kroner" means available and freely transferable and convertible funds in the lawful currency of the Kingdom of Norway.

     "Norwegian Obligor" means SO Norway and any other Obligor incorporated under the laws of the Kingdom of Norway.

     "Notice of Assignment of Insurances" means a notice of assignment in the form set out in Schedule 17, or in such other form as may from time to time be required or agreed in writing by the Agent.

     "Obligations" means all of the liabilities and obligations (including an obligation to provide cash cover or deposit cash) of each Obligor to any of the Finance Parties under or pursuant to this Agreement and each other Facility Document to which such Obligor is a party, whether actual or contingent, present or future and whether incurred alone or jointly or jointly and severally with the other Obligor and in whichever currency, including interest, commission and all other charges and expenses.

     "Obligors" means, collectively, the Indemnifiers, the Guarantors, the Shipowning Guarantors, the Pledgors, the Obligors' Agent, SNSA, SNTG and any other member of the SO Group which is at any time during the Facility Period liable for, or has provided security for, all or any part of the Obligations, and "Obligor" means any one of them; provided, however, that for purposes of Clause 7, Clause 15 and Clause 17), the term Obligor or Obligors does not include SNSA or SNTG or any Shipowning Guarantor that is not a member of the SO Group.

     "Obligors' Agent" means Seaway UK or any other Indemnifier or Guarantor designated by SOSA as the agent of the Indemnifiers to perform certain functions on their behalf as set forth herein in connection with the issuance of the Bank Guarantees, and approved by the Agent.

     "Paying Obligor" has the meaning given to such term in Clause 1.3.4.

     "Permitted Currency" means (i) Dollars, (ii) Euros, (iii) Sterling, (iv) Norwegian Kroner, and (v) to the extent selected by an Indemnifier and acceptable to an Instructing Group in their discretion, any other lawful currency, including that of Indonesia (namely Indonesian Rupiah), Tunisia (namely Tunisian Dinar), Saudi Arabia (namely Saudi Riyal) and India (namely Indian Rupiah).

     "Permitted Indebtedness" means (i) the Existing Credits, (ii) Permitted Short Term Indebtedness, (iii) Subordinated Debt up to $50,000,000, (iv) Indebtedness outstanding under the SNSA Liquidity Line, (v) any Indebtedness that refinances the Existing Credits but not in excess of the amount outstanding at the time of such refinancing, (vi) any Indebtedness arising under the Facility Documents, (vii) any Indebtedness under the existing bonding facilities set forth in Schedule 21 for the amounts existing at the Execution Date, (viii) unsecured Indebtedness under any bonding facility entered into by a member of the SO Group after the date hereof, (ix) upon approval of the Agent, acting on the instructions of an Instructing Group, any other Indebtedness under any bonding facility entered into by a member of the SO Group after the date hereof, (x) after the Facility Availability Termination Date, any other Indebtedness under any secured bonding facility entered into by a member of the SO Group after the date hereof for which collateral (including cash collateral not exceeding $25,000,000) is permitted by the Intercreditor, Override and Security Trust Deed, and (xi) other Indebtedness in respect of local bonding facilities not exceeding $3,000,000 in the aggregate at any one time outstanding.

     "Permitted Liens" means (i) any Encumbrance for salvage and any Encumbrance arising either by operation of law or which is otherwise incidental to the normal conduct of the business of the relevant Obligor which is discharged in the ordinary course of business but in any event does not exist for more than 60 days; (ii) any Encumbrance created pursuant to the Existing Credit Agreements and existing on the Execution Date; (iii) any Encumbrance arising under or evidenced by any Facility Document; (iv) any Encumbrance existing on the date of this Agreement and listed in Schedule 12; or (v) any Encumbrance relating to assets which become the property of the SO Group after the date of this Agreement provided that such Encumbrance was not created in anticipation or in connection with such acquisition (unless reflected in the Approved Budget) and does not extend to any assets other than those acquired (including accounts receivable attributable thereto where such accounts receivables security interest is ancillary to the security interest in the associated fixed costs as part of an asset based financing).

     "Permitted Short Term Indebtedness" means any unsecured indebtedness of the SO Group (other than intercompany indebtedness of the SO Group) incurred for working capital and short term liquidity in an amount of up to $75,000,000.

     "Pledgors" means each company which executes a Share Pledge and/or an Account Pledge.

     "Pollutant" means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

     "Potential Event of Default" means any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

     "Pounds Sterling", "Sterling" and "(pound)" each means the lawful currency for the time being of the United Kingdom.

     "Principal Subsidiary" means any member of the SO Group having total assets exceeding 10% of the consolidated assets of the SO Group and/or having during the last four fiscal quarters accounted for more than 10% of the consolidated turnover of the SO Group. "Proceedings" means any suit, action or proceedings begun by any of the Finance Parties arising out of or in connection with the Facility Documents.

     "Proportionate Share" means, for each Bank, its percentage of the Commitments (or following the Effective Date, the Bank Guarantee Outstandings, if any) indicated against the name of that Bank in Part B of
     Schedule 1, as amended by any Transfer Certificate executed from time to time.

     "protection and indemnity risks" in Schedule 14 means the usual risks (including oil and pollution cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of Clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision).

     "Qualifying Collateral" means the Cash Collateral and the Mortgaged SOSA Vessels.

     "Registrar of Ships" means, in relation to any Vessel, the registrar, commissioner or representative of the state or territory in which such Vessel is registered who is duly authorised and empowered to register the Vessel, the relevant Mortgage and the relevant Management Agreement.

     "Relevant Currency" means, in respect of all or any part of the Banks' Obligations, the currency in which the Agent is liable to make payment of that part of the Banks' Obligations.

     "Repeating Representations" means the representations and warranties contained in Clauses 7.1, 7.3, 7.4 and 7.5.

     "Requisition Compensation" means all compensation or other money which may from time to time be payable to the Shipowning Guarantors as a result of any Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

     "Security Trustee" has the meaning given to such term in the Intercreditor, Override and Security Trust Deed.

     "Senior Assignments" means the first priority deeds of assignment of the Insurances, Earnings and Requisition Compensation in respect of each Senior Vessel, in the agreed form, executed or to be executed in favour of the Security Trustee.

     "Senior Mortgages" means the first priority and/or first preferred mortgages over each Senior Vessel, in the agreed form, executed or to be executed in favour of the Security Trustee.

     "Senior Shipowners' Guarantee" means the guarantees and indemnities of the Senior Shipowning Guarantors, in the agreed form, executed or to be executed in favour of the Security Trustee.

     "Senior Shipowning Guarantors" means the companies listed in Schedule 2 each being incorporated according to the law of the country indicated against its name in Schedule 2.

     "Senior Vessels" means the vessels listed in Schedule 2.

     "Share Pledges" means the first priority pledges or charges over shares or other equity interests of certain members of the SO Group, in the agreed form, executed or to be executed in favour of the Security Trustee including the Share Pledges listed in Part A and Part B of Schedule 4.

     "Shipowners' Guarantees" means the Junior Shipowners' Guarantees and the Senior Shipowners' Guarantees.

     "Shipowning Guarantors" means the Junior Shipowning Guarantors and the Senior Shipowning Guarantors.

     "SMC" in relation to any Vessel means a valid safety management certificate issued for the Vessel by or on behalf of the Administration pursuant to paragraph 13.4 of the ISM Code.

     "SMS" in relation to any Vessel, means a safety management system for the Vessel developed and implemented in accordance with the ISM Code and including the functional requirements, duties and obligations required by the ISM Code.

     "SNSA" means Stolt-Nielsen S.A., a company incorporated under the laws of Luxembourg with its registered office at 23 Avenue Monterey, L-2086 Luxembourg.

     "SNSA Guarantee" means the guarantee and indemnity of SNSA and SNTG for such portion of the Obligations from time to time that when aggregated with the Indebtedness guaranteed by the Existing SNSA Guarantees results in the total amount of Indebtedness of the SO Group guaranteed by SNSA and SNTG not exceeding $96,000,000, in the agreed form and executed or to be executed in favour of the Agent.

     "SNSA Group" means SNSA and its Subsidiaries.

     "SNSA Liquidity Line" means the committed line of credit in the amount of $50,000,000 extended by SNTG to members of the SO Group pursuant to the facility agreement dated as of 30 June 2003 and restated as of 21 August 2003 for working capital and other corporate purposes for a period ending on or after 30 November 2004, the availability of such committed line of credit guaranteed by SNSA on 30 June 2003.

     "SNTG" means Stolt-Nielsen Transportation Group Ltd., a corporation incorporated under the laws of Liberia with its registered office at 80 Broad Street, Monrovia, Liberia.

     "SO Group" means SOSA and its Subsidiaries.

     "Spill" means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment.

     "Subordinated Debt" means the $50,000,000 of subordinated debt originally loaned to SO BV by SNTG.

     "Subordinated Note" means a note in form and substance satisfactory to the Agent dated 30 June 2003 evidencing the Subordinated Debt or any portion thereof.

     "Subsidiary" means a subsidiary undertaking, as defined in section 258 Companies Act 1985 or any analogous definition under any other relevant system of law.

     "Surety" means any person (other than any Indemnifier or any Guarantor) who has given or who may in the future give to the Finance Parties or any of them any security, guarantee or indemnity for or in relation to the Obligations of an Indemnifier.

     "Taxes" means all taxes, levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest and penalties) and any restrictions or conditions resulting in any charge, other than taxes levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest and penalties) on the overall net income of a Finance Party or branch thereof, and "Tax" and "Taxation" shall be interpreted accordingly.

     "Total Loss", in relation to any Vessel means:

     (a) an actual, constructive, arranged, agreed or compromised total loss of that Vessel; or

     (b) the requisition for title, compulsory acquisition, nationalisation or expropriation of that Vessel by or on behalf of any government or other authority (other than by way of requisition for hire); or

     (c) the capture, seizure, arrest, detention or confiscation of that Vessel, unless the Vessel is released and returned to the possession of the relevant Shipowning Guarantor within two months after such capture, seizure, arrest, detention or confiscation.

     "Transfer Certificate" means a certificate materially in the form set forth in Schedule 7 signed by a Bank and a Transferee whereby:

     (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations under this Agreement upon and subject to the terms and conditions set out in Clause 21.4; and

     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 21.4.

     "Transfer Date" means, in relation to any Transfer Certificate, the effective date for the transfer determined in accordance with Clause 21.4.

     "Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations under this Agreement.

     "Trust Property" means:

     (a)  the benefit of the covenant contained in Clause 14; and

     (b) all benefits arising under (including all proceeds of the enforcement of) each of the Facility Documents (other than this Agreement), with the exception of any benefits arising solely for the benefit of the Issuing Banks or the Agent.

     "US GAAP" means the generally accepted accounting principles in the United States of America, from time to time in effect, provided that if SOSA wishes or is required by US GAAP to change accounting principles within the applicable rules of US GAAP, SOSA shall notify the Agent together with an explanation of the effects on the financial covenants contained in this Agreement. Should an Instructing Group and/or SOSA find that such change will impact upon the result of the calculation of the financial covenants contained in this Agreement, an Instructing Group will, following consultation with SOSA, stipulate amendments to the financial covenants so that the ratio of SO Group's performance in respect of the covenants reflects the position which would have been the case had no changes to SOSA's accounting principles taken place and pending such agreement compliance with such covenants shall be calculated as if such change had not been made.

     "US Obligor" means SO US or Stolt Comex Seaway Holdings Inc. and any other Obligor incorporated under the laws of any State of the United States of America.

     "Value of Qualifying Collateral" means at any time of determination, (i) the Value of Qualifying Vessel Collateral at such time, plus (ii) an amount equal to 100% of the Cash Collateral at such time; provided, however, that in the event that applicable law or any Facility Document limits any portion of the Qualifying Collateral from securing all of the Obligations, the value attributable to such portion of the Qualifying Collateral pursuant to the foregoing calculations shall not exceed the amount of Obligations outstanding at such time which are secured by such portion of the Qualifying Collateral.

     "Value of Qualifying Vessel Collateral" means, at any time of determination, an amount equal to the aggregate of the most recent Valuations of all Mortgaged SOSA Vessels at such time; provided, however, that (i) in respect of any Junior Vessel of a member of the SO Group, the value attributable to such Junior Vessel shall be the difference, if any, between the value of such Junior Vessel and 120% of the principal amount of the Indebtedness secured by any prior Encumbrance on such Junior Vessel and (ii) in the event that applicable law or any Facility Document limits any portion of the Qualifying Collateral from securing all of the Obligations, the value attributable to such portion of the Qualifying Collateral pursuant to the foregoing calculations shall not exceed the amount of Obligations outstanding at such time which are secured by such portion of the Qualifying Collateral.

     "Valuation" means, in relation to a Vessel, the arithmetic mean of the most recent written valuations of that Vessel expressed in Dollars prepared by two firms from the list of Approved Shipbrokers, one appointed by the Agent and the other appointed by the Obligors' Agent, unless either the Agent or the Indemnifiers disagree with either one of such valuations, in which event the Agent shall appoint a third firm from the list of Approved Shipbrokers and the valuation of the Vessel shall be the arithmetic average of all three such valuations. Such valuations shall be prepared at the Indemnifier's expense, without a physical inspection (unless such physical inspection is requested by the Agent), on the basis of a sale for prompt delivery for cash at arm's length between a willing buyer and a willing seller without the benefit of any charterparty or other engagement unless an alternative basis of valuation is requested by the Agent, and shall not include any item of equipment of material value on board of any Vessel which are not owned by the relevant Shipowning Guarantor or are not an integral part of the relevant Vessel.

     "VAT" means value added tax charged in accordance with the provisions of the Value Added Tax Act 1994, and any other tax on value or turnover which is enacted in addition to or in substitution for it and any other tax of a similar nature which may be imposed in any jurisdiction from time to time.

     "Vessels" means the Senior Vessels and the Junior Vessels, and in each case everything now or in the future belonging to them on board and ashore.

     "war risks" in Schedule 14 includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hull - Time (1/11/95) attached or similar cover.

     "$28m Reimbursement Agreement" means the amended and restated reimbursement agreement dated 27 August 2003 between Stolt Offshore, Inc. as borrower and Den norske Bank ASA (now DnB NOR Bank ASA) as lender.

     "$28m Reimbursement Loan" means the aggregate amount outstanding at any time under the $28m Reimbursement Agreement.

     "$44m Facility Agreement" means the $44,000,000 secured guarantee facility dated 21 August 2003 made between Stolt Comex Seaway Finance B.V., SOSA, the banks listed in Schedule 1 thereto as lenders and Den norske Bank ASA (now DnB NOR Bank ASA) as agent, security trustee and issuing bank.

     "$440m Loan Agreement" means the $440,000,000 multicurrency revolving credit agreement dated 22 September 2000 between (inter alios) Stolt Comex Seaway Finance B.V. as borrower, SOSA as guarantor, the Banks and others, as lenders, Den norske Bank ASA (now DnB NOR Bank ASA) as facility agent and security trustee and Den norske Bank ASA (now DnB NOR Bank ASA) and others as arrangers.

     "$55m/$45m Loan Agreement" means the amended and restated $55,000,000 loan and $45,000,000 guarantee facility agreement dated 9 July 2002 made between Stolt Comex Seaway Finance B.V., SOSA, the banks listed in schedule 1 thereto as lenders and Nordea Bank Norge ASA, Grand Cayman Branch as agent and security trustee.

     1.2  Interpretation In this Agreement:

          1.2.1 words denoting the plural number include the singular and vice versa;

          1.2.2 words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

          1.2.3 references to Recitals, Clauses and Schedules are references to recitals and clauses of and schedules to, this Agreement;

          1.2.4 references to this Agreement include the Recitals and the Schedules;

          1.2.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

          1.2.6 references to any document (including, without limitation, to all or any of the Facility Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

          1.2.7 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, varied, replaced or re-enacted;

          1.2.8 references to any of the Finance Parties include its successors, Transferees and permitted assignees;

          1.2.9 references to times of day are to London time unless otherwise stated;

          1.2.10 the term "including" when used in any Facility Document means including without limitation except in the computation of time periods;

          1.2.11 the words "herein", "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Clause in or Schedule to this Agreement;

          1.2.12 a reference to a document in the "agreed form" means a document in the form scheduled to this Agreement or agreed between SOSA and the Agent; and

          1.2.13 a reference to "set-off" shall be construed so as to include analogous rights under the applicable laws of any relevant jurisdiction.

     1.3 Joint and Several Liability of Obligors; Limitations and Rights of Contribution

          1.3.1 All guarantees, obligations, covenants, representations, warranties and undertakings in or pursuant to the Facility Documents assumed, given, made or entered into by any Indemnifier or any Guarantor shall be to the fullest extent permitted by applicable law assumed, given, made or entered into by the Indemnifiers and the Guarantors jointly and severally; provided, however, that notwithstanding the foregoing:

                    (a) the Obligations of any Norwegian Obligor under this Agreement and under any other Facility Document shall not extend to any Obligation which, if such Obligation did so extend, would cause an infringement of any applicable mandatory laws in the Kingdom of Norway, including sections 8-7 cf. sections 1-3 cf. 1-4 of the Norwegian Limited Liability Companies Act 1997; and

                    (b)  the Obligations of:

                         (i) any French Obligor, other than Serimer SARL and Stolt Comex Seaway S.A., under this Agreement and under any other relevant Facility Document after giving effect to Clauses 1.3.3 and 1.3.4 shall be for a maximum amount corresponding to 95%, and

                        (ii) Serimer SARL or Stolt Comex Seaway S.A. under any relevant Facility Document after giving effect to Clauses 1.3.3 and 1.3.4 shall be for a maximum amount corresponding to 80%, of the higher of the Net Worth of such French Obligor on the Execution Date and the Net Worth of such French Obligor at the time of enforcement of such Obligation, and any interest, indemnities, fees and accessories, shall be limited to the value of the securities ("instruments financiers"), monies and other rights and security interests registered in or granted pursuant to any relevant Facility Document. For purposes hereof, "Net Worth" means, in respect of any French Obligor, such French Obligor's net worth ("capitaux propres") (including the registered share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) as shown in the most recent financial statements ("comptes annuels") of such French Obligor as certified by the statutory auditors and available at the Execution Date or the date of its enforcement hereunder, as the case may be.

          1.3.2 Any term or provision of this Agreement or any other Facility Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any US Obligor shall be liable shall not exceed the maximum amount for which it can be liable without rendering this Agreement or any other Facility Document, as it relates to such US Obligor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law).

          1.3.3 To the extent that any Indemnifier or any Guarantor other than SOSA and SO BV shall be required hereunder to pay a portion of the Obligations in excess of the amount of economic benefit actually received by such Indemnifier or such Guarantor, SOSA and SO BV, jointly and severally, agree to reimburse each such Indemnifier and each such Guarantor for such excess.

          1.3.4 To the extent that any Indemnifier or any Guarantor other than SOSA and SO BV (a "Paying Obligor") shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Paying Obligor from the Facility and (b) the amount such Paying Obligor would otherwise have paid if such Paying Obligor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by other Indemnifiers or Guarantors) in the same proportion as the net worth of such Paying Obligor at the Execution Date bears to the aggregate net worth of all the Indemnifiers or Guarantors, as the case may be, at the Execution Date, then each other such Indemnifier and each other such Guarantor, as the case may be, agrees to reimburse the Paying Obligor for the amount of such excess, pro rata, based on the respective net worths of such other Indemnifiers and the Guarantors, as the case may be, at the Execution Date (it being stipulated, for the avoidance of doubt, that the aggregate liability of any French Obligor under Clause 1.3.1 and under this Clause 1.3.4 shall not exceed the maximum amount referred to in Clause 1.3.1(b).

          1.3.5 To the extent that the Obligors' Agent shall pay any of the Obligations, including by way of application of any funds deposited by the Obligors' Agent in Lock Box One or Lock Box Two, the intercompany debt owed by the Obligors' Agent to SOSA or SO BV shall be pro tanto reduced and deemed satisfied and discharged.

          1.3.6 Each of the Indemnifiers and the Guarantors agrees that any rights which it may have at any time during the Facility Period by reason of the performance of its obligations under the Facility Documents to be indemnified or reimbursed by or to receive contribution from or to have rights of subrogation against any other Indemnifier, Guarantor or Surety and/or to take the benefit of any security taken by the Finance Parties pursuant to the Facility Documents shall be exercised, delayed or subordinated to the Obligations, in such manner and on such terms as the Agent may require. Each of the Indemnifiers and the Guarantors further agrees to hold any sums received by it as a result of its having exercised any such right on trust for the Agent absolutely. This provision shall in no way limit Clause 4.5.4.

          1.3.7 Each of the Indemnifiers and the Guarantors agrees that it will not at any time during the Facility Period claim any set-off or counterclaim against any other Indemnifier or Guarantor in respect of any liability owed to it by any other Indemnifier or Guarantor, nor prove in competition with any

                    Finance Party in any liquidation of (or analogous proceeding in respect of) any other Indemnifier or Guarantor in respect of any payment made under the Facility Documents or in respect of any sum which includes the proceeds of realisation of any security held by any of the Finance Parties for the repayment of the Obligations.

          1.3.8 Subject to the Intercreditor, Override and Security Trust Deed, the Finance Parties shall be free, and are hereby authorised by the Obligors, to apply any payment from any Obligor and any recovery from enforcement of any security to such of the Obligations in such order and at such time as will maximise the recovery of the Finance Parties in respect of all of the Obligations and there shall be no marshalling obligation imposed upon any Finance Party or asserted against it.

          1.3.9 Each of the Indemnifiers appoints the Obligors' Agent as its agent for the purposes set forth in this Agreement and hereby ratifies, confirms and approves all actions taken by the Obligors' Agent in connection with this Agreement. Notwithstanding that the actions of the Obligors' Agent may affect rights and obligations of any Obligor, and without further reference to or the consent of such Obligor, such Obligor shall, as regards each of the other parties to this Agreement and the other Facility Documents, be bound thereby as though it has itself taken such action.

2    THE FACILITY

     2.1 The Facility Subject to the terms of this Agreement, the Banks grant to the Indemnifiers the Facility whereby during the Facility Availability Period the Banks, when requested by the Obligors' Agent pursuant to an Issue Request, will procure an Issuing Bank to issue, for the account of each Indemnifier referred to in any such Issue Request, Bank Guarantees denominated in a Permitted Currency, up to an aggregate principal amount at any one time outstanding not to exceed the Facility Amount at such time.

     2.2  Nature of the Banks' rights and obligations hereunder

          2.2.1 Banks' Commitments No Bank is obliged to participate in the issuance of any Bank Guarantee if to do so would cause the aggregate amount of its maximum potential liability directly and/or under Clause 4.6 in respect of the Bank Guarantee Outstandings (being in the case of any Issuing Bank in respect of any Bank Guarantee issued hereunder by it in its capacity as Issuing Bank the Bank Guarantee Outstandings net of the amount thereof for which it is counter indemnified by the other Banks under Clause 4.6) to exceed its Commitment.

          2.2.2 Obligations several The obligations of each Finance Party under this Agreement are several. The failure of a Finance Party to carry out its obligations under this Agreement shall not relieve any other party to this Agreement of its obligations under any Facility Document. No Finance Party shall be responsible for the obligations of any other Finance Party under this Agreement.

          2.2.3 Rights several The Obligations of the Obligors to each of the Finance Parties under each of the Facility Documents are (without prejudice to Clause 1.3) owed to each of them as separate and independent obligations to such Finance Party. Each Finance Party may, except as otherwise stated herein, separately enforce its rights hereunder without joining in any other Finance Party.

3    PURPOSE AND RESPONSIBILITY

     3.1 Purpose The Facility shall be available for the issuance of Bank Guarantees to support performance obligations of the Indemnifiers in connection with contractual arrangements entered into or to be entered into by such Indemnifiers in respect of Eligible Projects. For the avoidance of doubt no Bank Guarantee may be issued in support of any financing obligation or Indebtedness.

     3.2 Illegality The Indemnifiers undertake that no Bank Guarantee will be requested if its issuance would in any way be illegal under, or would cause the invalidity or unenforceability (in each case in whole or in part) of any Facility Document, under any applicable law.

     3.3 Responsibility Without prejudice to the foregoing and the remaining provisions of this Agreement, none of the Finance Parties shall be bound to enquire as to the use or application of any Bank Guarantee issued hereunder, nor shall any of them be responsible for or for the consequences of such use or application.

4    BANK GUARANTEES

     4.1 Delivery of Request The Obligors' Agent may request that an Issuing Bank issue a Bank Guarantee for the benefit of an Indemnifier by delivering to the Agent prior to 2.00 p.m. on the seventh Business Day (or such earlier date as the Agent may notify the Obligors' Agent from time to time) before the proposed Issue Date, a duly completed Issue Request, attaching the form of Bank Guarantee to be issued. The Agent will deliver such Issue Request to the Issuing Bank specified in the Issue Request and/or to one or more other Issuing Banks as the Agent deems to be appropriate for the issuance of the Bank Guarantee requested therein.

     4.2 Mechanics Upon receipt by an Issuing Bank of the proposed form of Bank Guarantee required to be issued together with the Issue Request, such Issuing Bank shall decide within five Business Days of receipt of the Issue Request whether or not to issue that Bank Guarantee. The Issuing Bank shall notify the Agent and the Obligors' Agent within two Business Days of its decision not to issue the requested Bank Guarantee and of its reasons therefor, and if applicable, of any changes in the form of requested Bank Guarantee on the basis of which it would determine to issue the requested Bank Guarantee. If no Bank Guarantee Termination Date is specified in the Issue Request, the Issuing Bank shall request the Agent to seek consent of each Bank prior to consenting to issue such Bank Guarantee and in such event the Bank Guarantee Termination Date shall be the last day of the 60th month from the relevant Issue Date and shall be subject to Clause 9.2. For the avoidance of any doubt, the Issuing Bank shall have full discretion to refuse to issue any Bank Guarantee in respect of any tax or customs bond or contractor licence without any need to specify the reasons for such refusal. The relevant Issuing Bank and the other Finance Parties

          (as applicable) shall not be liable for any loss, cost, claim or expense suffered or incurred by any Indemnifier or any other person as a consequence of the relevant Issuing Bank not issuing any Bank Guarantee so requested. Once a Bank Guarantee has been approved by the relevant Issuing Bank the Issue Request in relation to such Bank Guarantee shall constitute a warranty by the Obligors' Agent and the relevant Indemnifier that the conditions set out in Clause 6.3 will have been satisfied on or before the Issue Date requested.

     4.3  Form of Issue Request

          4.3.1     Each Issue Request shall be substantially in the form of
                    Schedule 5, signed by the Obligors' Agent and specify:

                    (a) the Indemnifier on behalf of which the Bank Guarantee is requested to be issued;

                    (b) the proposed Issue Date, which shall be a Business Day falling prior to the Facility Availability Termination Date;

                    (c) the amount of the proposed Bank Guarantee which shall not result in the Bank Guarantee Outstandings (after giving effect to the issuance of all Bank Guarantee for which an Issue Request has been received by the Agent) exceeding at the date such Issue Request is received the Facility Amount (which for the purpose of this Clause 4.3.1(c) shall be reduced by the amount of any other Bank Guarantee in respect of which an Issue Request has therefore been delivered to the Agent but which has not yet been issued at or prior to that proposed Issue Date specified in that Issue Request);

                    (d) the currency (which shall be a Permitted Currency) of the Bank Guarantee requested;

                    (e)  the requested Issuing Bank; and

                    (f) in relation to each Bank Guarantee (i) its Bank Guarantee Termination Date (unless none, as may be permitted by Clause 4.2), (ii) the name and address of the beneficiary, (iii) the beneficiary's receiving bank account (if known), (iv) reasonable details of the liabilities payment of which is to be assured by the Bank Guarantee, and (v) the name of the Eligible Project to which such Bank Guarantee relates or, in respect of any tax or customs bond or contractor licence, all relevant details for such bond or licence.

          4.3.2 Each Issue Request shall be irrevocable and the applicable Indemnifier shall be bound to accept the issue of a Bank Guarantee in accordance with such Issue Request. The Agent shall promptly notify each Bank of the Agent's receipt of each Issue Request.

          4.3.3 Together with each Issue Request which relates to any contract with anticipated revenues to the SO Group in excess of $60,000,000, the Obligors' Agent shall deliver an information package containing (i) a memorandum from SOSA identifying any material differences between the original tender documentation and the final contract that has been awarded and explaining the reasons for such differences, (ii) a memorandum from SOSA identifying and explaining any material differences between any term in such final contract and the standard terms required by SOSA's risk management system and (iii) a certification by the Executive Officers that they have reviewed the related information package and that they and the board of directors of SOSA have approved such final contract.

          4.3.4 Notwithstanding any other provision of this Agreement, an Indemnifier may request the issue of a Bank Guarantee for the benefit of a joint venture company in which such Indemnifier holds shares or other equity interests upon the unanimous approval of the Banks and the provision of a counter-indemnity from such joint venture company in form and substance satisfactory to the Agent.

     4.4  Issue of Bank Guarantee

          4.4.1 On the terms and subject to the conditions contained in this Agreement, on the proposed Issue Date for any Bank Guarantee the relevant Issuing Bank (as determined by the Agent) will issue, in the form approved by such Issuing Bank after consultation with the Agent, the Bank Guarantee requested by the relevant Issue Request by delivering the same to or to the order of the beneficiary (with a copy to the Agent, the Obligors' Agent and the relevant Indemnifier) or, if requested by the Obligors' Agent, to or to the order of the Obligors' Agent (with a copy to the Agent and the relevant Indemnifier). Upon the issue of each Bank Guarantee the relevant Issuing Bank shall promptly notify the Agent who shall promptly notify each Bank.

          4.4.2 Simultaneously with any reduction of the Commitments in accordance with Clause 5.1 and/or Clause 5.3, the Commitment of each Bank will reduce so that the Commitments of the Banks in respect of the reduced Facility Amount remain in accordance with their respective Proportionate Shares.

     4.5  Counter-Indemnity from the Indemnifier

          4.5.1 Without prejudice to Clause 4.6, the Indemnifiers will indemnify and hold harmless and keep each Finance Party indemnified and held harmless from and against all liabilities, losses, damages, claims, costs, demands and actions (the "Liabilities") which such Finance Party may suffer or incur in connection with each Bank Guarantee issued hereunder and any payment made pursuant to it, except to the extent that any such Liabilities result from such Finance Party's gross negligence, fraud or wilful misconduct. The obligations of the Indemnifiers under this Clause 4.5.1 are joint and several and limited as and to the extent provided in Clause 1.3.

          4.5.2 The Indemnifiers irrevocably direct each Issuing Bank to pay without further confirmation or investigation from or by it any demand appearing to be validly made pursuant to any Bank Guarantee issued by it or on its behalf. Where any Bank Guarantee calls for certificates or other documents, the relevant Issuing Bank may assume, without investigation, that the certificates or documents tendered are duly signed by the person by whom they appear to be signed and are (and any matters stated therein are) genuine and correct. Without prejudice to the rights of the relevant Issuing Bank under the Uniform Customs and Practice for Documentary Credits (1993 Revision) (ICC Publication No. 500) (which, to the extent not inconsistent with the express terms of this Agreement and/or any Bank Guarantee, shall apply in relation to all Bank Guarantees), the Indemnifiers agree to reimburse each Finance Party forthwith on written demand of such Finance Party for any amounts paid by such Finance Party (including for avoidance of doubt any amounts paid by an Issuing Bank in respect of any Bank Guarantee) together with interest on such amounts (i) at a rate of 3% per annum above LIBOR, from the date such amounts are paid by such Finance Party until and including two Business Days after such amounts are demanded by such Finance Party from the relevant Indemnifier, and thereafter (ii) at a rate determined in accordance with Clause 10.1 until reimbursement as aforesaid. For the avoidance of doubt, and for the purposes of Clause 10.1, amounts demanded in accordance with this Clause 4.5.2 shall be due on the second Business Day after such demand. The obligations of the Indemnifiers under this Clause 4.5.2 are joint and several and limited as and to the extent provided in Clause 1.3.

          4.5.3 The obligations of the Indemnifiers under this Clause 4.5 shall not be impaired by (a) any waiver or time granted to or by any Finance Party, (b) any release or dealings with any rights or security by any Finance Party (including, without limitation, under the Facility Documents), (c) any invalidity of any Bank Guarantee, or (d) any other circumstances which might impair such obligations.

          4.5.4 So long as any amount is or is capable of becoming outstanding by any Obligor to any of the Finance Parties under any of the Facility Documents or any Commitment is in force, the Indemnifiers shall not by virtue of any payment made by it pursuant to this Clause 4.5 or by virtue of any realisation of security made in respect of its obligations under this Clause 4.5, claim or exercise any right of subrogation, contribution or indemnity against any member of the SO Group in competition with any Finance Party.

          4.5.5 Each Issuing Bank will promptly notify the Obligors' Agent of any demand received by it and made (or purporting to be made) pursuant to any Bank Guarantee and of any payment made by it on account of such demand.

     4.6  Banks' Counter-guarantee

          4.6.1 Each Bank as primary obligor guarantees to each Issuing Bank on a full indemnity basis, on demand by each Issuing Bank from time to time, the due performance by the Indemnifiers in relation to each Bank Guarantee issued by such Issuing Bank, of the Obligations of the Indemnifiers to the Issuing Bank under Clause 4.5, provided that the liability of each Bank under this Clause 4.6.1 in relation to any particular default in performance of such obligations by an Indemnifier shall not exceed such Bank's Proportionate Share of the amount in default.

          4.6.2 The Issuing Banks shall promptly notify each Bank and the Agent of any demand served on it under any Bank Guarantee issued by it and each payment made pursuant thereto and of any failure by an Indemnifier in performing its obligations under Clause 4.5.

          4.6.3 The provisions set out in Schedule 10 shall apply to the guarantees of each of the Banks in this Clause 4.6 so that such guarantees shall be upon the terms set out in this Clause 4.6 as supplemented by the terms set out in Schedule
                    10. The provisions of Clauses 22.1 and 22.3 shall apply, mutatis mutandis, in relation to payments to be made by each Bank to the Issuing Banks pursuant to this Clause 4.6.

          4.6.4 The Indemnifiers and the Guarantors hereby agree and acknowledge that, to the extent that any Bank makes any payment to any Issuing Bank pursuant to this Clause 4.6, that Bank will thereupon be subrogated to any rights such Issuing Bank may then have against each of the Obligors in respect of the amount so paid by that Bank to such Issuing Bank, and the Indemnifiers will indemnify such Bank in respect of the amount so paid by that Bank. The Indemnifiers shall also indemnify that Bank against all costs and expenses incurred by that Bank in recovering or attempting to recover any amount pursuant to its rights of subrogation referred to above.

     4.7 Issuing Banks' Position Notwithstanding that each Issuing Bank acts as principal and not as agent in issuing and agreeing to issue any Bank Guarantee under this Agreement, to the extent not inconsistent therewith the provisions of Clause 14 excluding or restricting liability and responsibility shall apply mutatis mutandis for the benefit of each Issuing Bank in its relations with the Banks.

     4.8  Change of Issuing Bank

          4.8.1 The Agent may designate any Bank which consents to act as a replacement or additional Issuing Bank, but not with respect to a Bank Guarantee already issued.

          4.8.2 Any Issuing Bank may resign at any time on giving not less than one month's prior written notice (or in the case of illegality immediately on giving notice) to the Agent and the Indemnifiers if (i) an Instructing Group consents; or
                    (ii) it is unlawful or impracticable for such Issuing Bank to continue as an Issuing Bank; or (iii) it has reasonable grounds for wishing to resign going beyond dissatisfaction with the amount of work involved and/or the fees receivable; or (iv) it ceases to have a Commitment under this Agreement.

          4.8.3 If all the Issuing Banks so resign and no replacement is so appointed, any Bank Guarantee to be issued will be issued by the Agent on behalf of the Banks severally in their Proportionate Shares, and in such an event the Agent will be considered an Issuing Bank and will have all the rights, powers, discretions and remedies of an Issuing Bank under this Agreement.

5    REDUCTION

     5.1 Voluntary Reductions The Commitments may be reduced in whole or in part but in no event to less than the Bank Guarantee Outstandings in a minimum amount of $5,000,000 or, if higher, in integral multiples of $500,000, on not fewer than three Business Days' prior written notice to the Agent from the Obligors' Agent of such reduction. Any such notice shall be irrevocable and each such reduction in the Commitments may not be reversed.

     5.2 Facility Amount The Facility Amount shall be reduced from time to time by the amount of each Bank Guarantee issued. The Facility Amount shall be increased each time during the Facility Availability Period by the amount of any issued Bank Guarantee in respect of which there are no longer any Bank Guarantee Outstandings.

     5.3 Excess Advances The Agent will value the Bank Guarantee Outstandings on a quarterly basis (or at such time when requested to do so by an Issuing Bank) and if at such time the aggregate amount of the Bank Guarantee Outstandings exceeds the aggregate of the Commitments, the Obligors' Agent shall immediately pay or cause to be paid to the Agent cash in an amount equal to the difference between the Bank Guarantee Outstandings and the aggregate of the Commitments. Such amount shall be held by the Agent as additional security for the Obligations. Any amount paid to the Agent in accordance with this Clause 5.3 shall be aggregated with the amounts paid by the Obligors' Agent in accordance with Clause 8 and the provisions of Clause 8 shall apply to such amount.

6    CONDITIONS PRECEDENT AND SUBSEQUENT

     6.1 Conditions Precedent - First Bank Guarantee Before any Issuing Bank shall have any obligation to issue the first Bank Guarantee under the Facility, the Obligors' Agent and the Indemnifiers shall deliver or cause to be delivered to, or to the order of, the Agent the following documents and evidence:

          6.1.1 Evidence of incorporation Such evidence as the Agent may reasonably require that each Obligor that is a member of the SO Group was duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, with power to enter into, and perform its obligations under, those of the Facility Documents to which it is, or is intended to be, a party, including a copy, certified by a director or an officer of such Obligor as true, complete, accurate and unamended, of all documents establishing or limiting the constitution of such Obligor.

          6.1.2 Corporate authorities A copy, certified by a director or the secretary of each Obligor that is a member of the SO Group as true, complete, accurate and neither amended nor revoked, of a resolution of the directors and (where required by the laws of the country of incorporation or the constitutional documents of the relevant Obligor) a resolution of the shareholders of such Obligor (together, where required by laws of the country of incorporation or its constitutional documents, with signed waivers of notice of any directors' or shareholders' meetings) approving and authorising or ratifying the execution of those of the Facility Documents to which such Obligor is or is intended to be a party and the performance of the transactions contemplated thereby and all matters incidental thereto, and in respect of each company incorporated under the laws of Scotland whose shares are being pledged, a resolution of the directors and a resolution of the shareholders of each such company, approving appropriate changes to the articles of association of such company as requested by the Security Trustee, the transfer of the relevant shares to the Security Trustee or its nominee, instructing the updating of statutory registers of such company and approving where appropriate the issue of a further share certificate or certificates.

          6.1.3 Officer's certificate A certificate (i) signed by a duly authorised officer of each of the Obligors that is a member of the SO Group setting out the names of the directors, officers and (except for SOSA) shareholders of that Obligor and (ii) issued by company registry of each Obligor that is a member of the SO Group confirming due incorporation and valid existence and (when such information is maintained by the registry) the names of its directors and shareholders.

          6.1.4 Power of attorney The power of attorney (notarially attested and legalised, if necessary, for registration purposes) of each of the Obligors that is a member of the SO Group under which any Facility Documents are to be executed or transactions undertaken by an attorney on behalf of that Obligor.

          6.1.5 The Facility Documents All of the Facility Documents set forth in Part A of Schedule 4, except for such Share Pledges as the Agent upon request of the Obligors' Agent agrees may be delivered pursuant to Clause 6.2.

          6.1.6 Process agent A letter from Stolt Offshore M.S. Limited accepting its appointment by each of the Obligors as agent for service of Proceedings pursuant to the Facility Documents.

          6.1.7 Legal opinions Confirmation that all legal opinions required by the Agent on behalf of the Banks have been or will be given substantially in the form required by the Agent on behalf of the Banks.

          6.1.8 Accounts The unaudited consolidated accounts of the SO Group for its financial year ended 30 November 2003, certified that they fairly and reasonably represent the financial condition of the SO Group to the best of the knowledge, information and belief of the chief financial officer of SOSA.

          6.1.9 Corporate Structure A current structure chart evidencing the corporate structure of the SO Group, including jurisdiction of organisation, capitalisation and outstanding shareholdings.

          6.1.10 Further Assurance Such other documents and evidence as the Agent may reasonably require in relation to the authorisation, execution, delivery and registration of the Facility Documents and the perfection of the security provided thereby.

          6.1.11 Funding of Lock Box One and Lock Box Two Evidence that $20,000,000 has been transferred to Lock Box One and that the balance of excess cash over $75,000,000 has been transferred to Lock Box Two.

          6.1.12 Fees and Expenses Evidence that the fees and invoiced costs and expenses respectively due pursuant to Clauses 12 and
                    24.2 have been paid.

          6.1.13 Risk Management Systems of the SO Group Evidence that SOSA has instructed KPMG to prepare for SOSA and the Finance Parties a report on the recently adopted risk management systems of the SO Group.

          6.1.14 SNSA/SNTG Undertakings Letter SOSA will have requested in writing a letter from SNSA and SNTG on behalf of each shipowning entity that is a Subsidiary of SNSA or SNTG, but not of SOSA confirming that the representations contained in Clauses 7.17, 7.18 and 7.19 are true and correct and undertaking that each such Subsidiary will comply with all covenants and undertakings provided for in Clauses 15.1.1, 15.1.2, 15.1.3, 15.2.1 and 15.2.2 and in Schedule 14, as if
                    each such Subsidiary were a party to this Agreement.

          6.1.15 Intercreditor, Override and Security Trust Deed The Intercreditor, Override and Security Trust Deed duly executed and delivered.

          6.1.16 Existing Facilities Guarantee The Existing Facilities Guarantee duly executed and delivered.

          6.1.17 Waiver Fee Evidence that a waiver fee of $10,000 has been paid to each of the financial institution listed in Schedule 15, being the banks under the Existing Credit Agreements.

          6.1.18 Approved Budget Delivery of the consolidated budget of the SO Group for the financial year commencing 1 December 2003 for the approval by an Instructing Group.

          6.1.19 Items pursuant to Share Pledges Where appropriate, duly executed share certificates, and (where relevant) accompanied by duly stamped and executed stock transfer forms, certified copies of each register of members and any other documents required to be delivered pursuant to the Share Pledges, except where the Agent upon the request of the Obligors' Agent agrees that such may be delivered pursuant to Clause 6.2.

          6.1.20 Appointment of Tom Ehret Evidence that Tom Ehret has been appointed to the board of directors of SOSA by the board of directors of SOSA.

     6.2 Conditions Subsequent SOSA undertakes to deliver or to cause to be delivered to the Agent as soon as practicable and in any event no later than 31 March 2004, unless a different time period is specified below in which event within that time period specified, the following additional documents and evidence:

          6.2.1 Insurers' letters of undertaking Insurers' letters of undertaking as required by the relevant Facility Documents.

          6.2.2 Legal opinions Such legal opinions as the Agent on behalf of the Banks shall require pursuant to Clause 6.1.7 to the extent not already delivered to the Agent pursuant to that Clause.

          6.2.3 Companies Act registrations On or before 31 March 2004 (or such later date as the Agent may agree after consultation with an Instructing Group in respect of the Facility Documents delivered pursuant to Clause 6.2.8), evidence that the prescribed particulars of the Facility Documents have been delivered to (i) the Registrar of Companies of England and Wales and (ii) any other applicable registry, agency or body within the statutory time limit.

          6.2.4 Master's receipts The Master's receipts for the notices of the Mortgages over the Vessels.

          6.2.5 Independent Directors On or before 31 May 2004, evidence of the appointment to the board of directors of SOSA of two additional non-executive independent directors satisfactory to an Instructing Group.

          6.2.6 Key Staff Retention Package Evidence that the board of directors of SOSA has approved and implemented a key staff retention package to retain Jean-Luc Laloe, Johan Rasmussen, Tom Ehret, Bruno Chabas and Stuart Jackson, in form and substance satisfactory to an Instructing Group.

          6.2.7 Corporate Governance SOSA shall have delivered to the Agent a plan for its governance and the operation of the SO Group independent of SNSA and SNTG and implementation thereof shall have commenced and scheduled to be completed no later than 31 December 2004, which plan shall include establishment on or before 30 September 2004 of a board of directors and audit committee of SOSA that meets the requirements of the National Market System of the National Association of Securities Dealers, Inc. applicable to foreign private issuers that are not "controlled companies" assuming that all phase-in periods for implementing such requirements have expired on 30 September 2004.

          6.2.8 The Remaining Facility Documents On or before 31 March 2004 (or such later date as the Agent may agree after consultation with an Instructing Group), the Facility Documents listed in Part B, Part C and Part D of Schedule 4, together with all notices and other documents required by
                    Schedule 9 for all Vessels to become Mortgaged Vessels.

          6.2.9 Items pursuant to Share Pledges To the extent not delivered pursuant to Clause 6.1.19 and where appropriate, all duly executed share certificates, and (where relevant) accompanied by duly stamped and executed stock transfer forms, certified copies of each register of members and any other documents required to be delivered pursuant to the Share Pledges.

          6.2.10 Insurance Report The report from the Insurance Adviser in respect of the SO Group's compliance with paragraph 5 of
                    Schedule 14.

          6.2.11    Governmental Approval and Third Party Consents Evidence that
                    (a) the form of Share Pledge in respect of Class 3 Shipping Limited has been pre-approved by the Bermuda Monetary Authority and (b) on or before 31 March 2004 (or such later date as the Agent may agree after consultation with an Instructing Group in respect of the Facility Documents delivered pursuant to Clause 6.2.8), evidence that all other governmental and third party approvals and consents which are necessary for the execution, delivery and performance of the Facility Documents and the consummation of the transactions contemplated thereby, have been obtained.

          6.2.12 Valuations A valuation for each Vessel owned by a member of the SO Group conducted by an Approved Shipbroker appointed by the Obligors' Agent dated no earlier than 31 December 2003 addressed to a member of the SO Group.

          6.2.13 SOSA's Extract On or before 22 March 2004, extract from the commercial registrar of companies for SOSA.

          6.2.14 Approval of Tom Ehret's appointment On or before 31 May 2004, evidence that Tom Ehret has been elected to the board of directors of SOSA by the shareholders of SOSA or that his appointment to the board of directors of SOSA has been approved by the shareholders of SOSA.

     6.3 Conditions Precedent - All Bank Guarantees Before an Issuing Bank shall issue any Bank Guarantee (including the first Bank Guarantee):

          6.3.1     until (i) the Equity Contribution shall have occurred and
                    (ii) the SNSA Guarantee shall have been duly executed and delivered, the Cash Collateral shall not be less than 100% of the Bank Guarantee Outstandings at such time after giving effect to the issuance of all Bank Guarantees for which an Issue Request has been received by the Agent and is no longer pending;

          6.3.2     after (i) the Equity Contribution shall have occurred and
                    (ii) the SNSA Guarantee shall have been duly executed and delivered:

                    (a) the Value of Qualifying Collateral shall not be less than 100% of the Bank Guarantee Outstandings at such time after giving effect to the issuance of all Bank Guarantees for which an Issue Request has been received by the Agent,

                    (b) the Cash Collateral shall be not less than 50% of the Bank Guarantee Outstandings at such time after giving effect to the issuance of all Bank Guarantees for which an Issue Request has been received by the Agent; and

                    (c) the Value of Qualifying Vessel Collateral shall be not less than 120% of the difference between (i) the Bank Guarantee Outstandings at such time after giving effect to the issuance of all

                         Bank Guarantees for which an Issue Request has been received by the Agent and (ii) the Cash Collateral at such time.

          6.3.3 no Default shall have occurred and be continuing at the date of the Issue Request or at the Issue Date;

          6.3.4 no Default will result from the issue of the Bank Guarantee in question; and

          6.3.5

                    (a) in respect of the first Bank Guarantee, all representations and warranties contained in Clause 7; and

                    (b) in respect of any other Bank Guarantee, all Repeating Representations,

                    shall be true and correct on both the date of the Issue Request and the date that the Bank Guarantee is issued.

     6.4 No waiver If an Instructing Group agrees to the issuance of any Bank Guarantee before all of the documents and evidence required by Clause
          6.1 have been delivered to or to the order of the Agent, the Obligors' Agent and the relevant Obligor undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent, and the issue of any Bank Guarantee shall not be taken as a waiver of the Agent's right to require production of all the documents and evidence required by Clause 6.1.

     6.5 Form and content All documents and evidence delivered to the Agent pursuant to this Clause 6 shall:

          6.5.1     be in form and substance acceptable to the Agent;

          6.5.2 be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

          6.5.3 if required for registration purposes, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

7    REPRESENTATIONS AND WARRANTIES

Each of the Indemnifiers and each of the Guarantors represents and warrants to each of the Finance Parties at the date of this Agreement, and in case of the Repeating Representations (by reference to the facts and circumstances then pertaining) at the date of each Issue Request and at each Issue Date, as to it and its Subsidiaries follows:

     7.1 Incorporation and capacity Each of the Obligors is a body corporate duly constituted, organised and validly existing and (where applicable) in good standing under the law of its country of incorporation, in each case with perpetual corporate existence, or in respect of SOSA or any Obligor incorporated under the laws of Luxembourg, with corporate existence for an unlimited period, and the power to sue and be sued, to own its assets and to carry on its business.

     7.2 Insolvency None of the Obligors (a) is insolvent or in liquidation or administration or subject to any other insolvency proceedings, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Obligors or all or any part of their assets, (b) has commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness. For this purpose a Obligor will be deemed insolvent if it is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

     7.3 Binding obligations The Facility Documents when duly executed and delivered will constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their respective terms subject to applicable laws regarding creditors' rights in general subject to reservations expressed in the legal opinions received by the Agent in accordance with Clause 6.1.7 or 6.2.2.

     7.4 Satisfaction of conditions Each Obligor has power to enter into, perform and deliver and has taken all necessary action to authorise its entry into, performance and delivery of the Facility Documents to which it is a party and the transactions contemplated therein. All acts, conditions and things required to be done and satisfied and to have happened prior to the execution and delivery of the Facility Documents in order to constitute the Facility Documents as the legal, valid and binding obligations of the Obligors in accordance with their respective terms and to make the Facility Documents admissible in evidence in the appropriate courts have been done, satisfied and have happened in compliance with all applicable laws.

     7.5 Registrations and consents With the exception only of the registrations referred to in Clause 6.2.3, all (if any) consents, licences, approvals and authorisations of, or registrations with or declarations to, any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity or enforceability of the Facility Documents have been obtained or made and remain in full force and effect and neither any Indemnifier nor any Guarantor is aware of any event or circumstance which could reasonably be expected adversely to affect the right of any of the Obligors (as the case may be) to hold and/or obtain renewal of any such consents, licences, approvals or authorisations.

     7.6 Disclosure of material facts Neither any Indemnifier, nor any Guarantor is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have reasonably been expected to adversely affect the decision of a person considering whether or not to make guarantee facilities of the nature contemplated by this Agreement available to the Indemnifiers.

     7.7 No material litigation Except for those matters listed in Schedule 11, there is no action, suit, arbitration or administrative proceeding nor any contemplated action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority which would or would be reasonably likely to, if adversely determined, have a Material Adverse Effect.

     7.8 No breach of law or contract The execution, delivery and performance of the Facility Documents will not contravene any contractual restriction or any law binding on any of the Obligors or the constitutional documents of any of the Obligors, or, in relation to the Share Pledges, any of the SO Group companies whose shares are being pledged, nor result in the creation of, nor oblige any of the Obligors to create, any Encumbrance over all or any of its assets, with the exception of the Encumbrances created by or pursuant to the Facility Documents.

     7.9 No deductions Except as disclosed to the Agent in writing, to the best of their knowledge and belief and without undue enquiry, none of the Obligors is required to make any deduction or withholding from any payment which it may be obliged to make to any of the Finance Parties under or pursuant to the Facility Documents.

     7.10 Subsidiaries Save as a result of any merger or amalgamation effected pursuant to Clause 15.1.4, the Senior Shipowning Guarantors and the relevant Junior Shipowning Guarantors are and will remain throughout the Facility Period directly or indirectly wholly owned subsidiaries of SOSA.

     7.11 Material adverse change There has been no material adverse change in any of the business, condition (financial or otherwise), operations, performance, properties or prospects of the SO Group (taken as a whole) from that pertaining at 30 November 2003.

     7.12 SOSA's company status SOSA operates as a financial holding company under Luxembourg law pursuant to the terms of a letter of the "Administration de l'Enregistrement et des Domaines" dated 9 September 1994.

     7.13 Encumbrances Save for Permitted Liens, no Encumbrance exists over (i) all or any of the present or future revenues or assets of any member of the SO Group or (ii) any Vessel or its Earnings, Insurances or Requisition Compensation nor any part thereof owned by any entity which is not a member of the SO Group.

     7.14 Good Title to Assets SOSA and each Subsidiary of SOSA has good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations, consents, approvals, registrations, filings or similar requirements to use, the assets necessary to carry on its business as presently conducted save in so far as any failure to have a good, valid and marketable title would not reasonably be expected to have a Material Adverse Effect.

     7.15 Taxation

          7.15.1 Each Obligor has duly and punctually paid and discharged or caused to be paid and discharged all Taxes, assessments and governmental charges imposed upon it or its assets within the time period allowed therefor without imposing tax penalties or creating any Encumbrance with priority to the Banks or to the security granted or evidenced by the Facility Documents (save to the extent that such Taxes, assessments and governmental charges are not material or are being contested in good faith and adequate reserves are being maintained for those Taxes and where payment thereof would not result in an Encumbrance with priority to the Banks or to the security created or evidenced by the Facility Documents or would not be likely to have a Material Adverse Effect).

          7.15.2 No Obligor is overdue in the filing of any tax returns where failure to file could reasonably be expected to have a Material Adverse Effect.

          7.15.3 No claims are being or, to the best of the knowledge and belief of each Obligor, are reasonably likely to be asserted against any Obligor with respect to Taxes which could reasonably be expected to have a Material Adverse Effect.

          7.15.4 No Obligor has any material unindemnified Tax liabilities which have not been, but should have been, recorded in its statutory accounts.

          7.15.5 Giving effect to all extensions requested and received, the Obligors on a timely basis have properly filed or caused to be filed (and, where applicable, have been included in) all material US Tax returns, reports and statements (whether federal, provincial, state, local or otherwise) applicable to them in all jurisdictions in which such returns, reports and statements are required to be filed (save to the extent that failure to comply with the obligations under this Clause 7.15.5 would not be likely to have a Material Adverse Effect). All such US Tax returns are correct and complete in all material respects.

          7.15.6 Giving effect to all extensions requested and received, the Obligors on a timely basis have paid or caused to be paid all material US Taxes due whether or not shown on any tax return, together with applicable interest and penalties, except to the extent such US Taxes are contested in good faith and with respect to which adequate reserves have been set aside for the payment thereof.

     7.16 Information

          7.16.1 The Information Package (other than forecasts and projections therein) was true, complete and accurate in all material respects as at the date such information was supplied and is not misleading in any material respect and the group structure chart provided in accordance with Clause
                    6.1.9 accurately reflects the shareholdings of the SO Group.

          7.16.2 All forecasts and projections in the Information Package supplied by or on behalf of any Indemnifier or any Guarantor to the Agent, the Banks and/or their advisers were prepared in good faith and based on opinions and assumptions which its respective directors believe were reasonable to hold and reasonable to make at the time of such supply.

          7.16.3 Neither any Indemnifier, nor any Guarantor has failed to disclose to the Agent any facts or circumstances which would be reasonably likely to render any of the information referred to in Clause 7.16.1 or 7.16.2 untrue or misleading in any material respect.

     7.17 The Vessels The Vessels are:

          (a) in the absolute ownership of the Shipowning Guarantors who will on and after the Execution Date be the sole, legal and beneficial owner of the Vessels;

          (b) each registered in the name of a Shipowning Guarantor under the laws and flag of the countries specified in Schedules 2 and 3;

          (c) save as disclosed to, and agreed by, the Agent in writing prior to the Execution Date, operationally seaworthy and in every way fit for service; and

          (d) except for M.V. Seaway Invincible which is currently not classed, DLB1 and M.V. American Independence which are not required to be classed in order to operate properly such Vessels, and with respect to any of American Star, American Triumph, American Victory, American Liberty or American Diver, if demonstrated to the satisfaction of the Agent acting reasonably as not requiring to be classed in order to properly operate such Vessel, for any of such Vessels, classed with the highest applicable class necessary to properly operate the Vessels of Lloyd's Register of Shipping, Det Norske Veritas, American Bureau of Shipping, Isthmus Maritime Classification S.A., Bureau Veritas; free of all requirements and overdue recommendations of such classification societies.

     7.18 Vessels' employment Save as notified to and approved by the Agent before the Execution Date, the Vessels are not and will not on or before the Effective Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the Execution Date would have required the consent of an Instructing Group and on or before the Effective Date there will not be any agreement or arrangement whereby the Earnings of any of the Vessels may be shared with any other person.

     7.19 Environmental matters To the best of the knowledge and belief of the Indemnifiers and the Guarantors and their officers:

          (a) all Environmental Laws applicable to the Vessels have been complied with in all material respects and all material consents, licences and approvals required under such Environmental Laws have been obtained and complied with in all material respects other than those which would not reasonably be expected to have a Material Adverse Effect; and

          (b) no Environmental Claim has been made or threatened or is pending against any member of the SO Group or any Vessel and not fully satisfied which could reasonably be expected to have a Material Adverse Effect; and

          (c) there has been no Environmental Incident which could reasonably be expected to have a Material Adverse Effect.

     7.20 No Workers Council There exists no workers council for any Dutch Obligor.

8    CURRENCY

     8.1  Currency Fluctuations

          (a) If as a result of fluctuations in currency exchange rates the Agent shall determine that the Bank Guarantee Outstandings exceed the Commitments, the Obligors' Agent shall immediately pay or cause to be paid to the Agent on behalf of the Banks an amount in Dollars equal to the amount of such difference.

          (b) If as a result of fluctuations in currency exchange rates the Agent shall determine that the Bank Guarantee Outstandings are less than 95% of the Commitments, the Agent shall at the request of the Obligors' Agent reimburse any amounts paid by the Obligors' Agent in accordance with paragraph (a) above.

          (c) All amounts paid in respect of the Bank Guarantee Outstandings by the Obligors' Agent in accordance with paragraph (a) above shall be held by the Agent as additional security for the Obligations.

          (d) The determination by the Agent referred to in Clause 8.1 shall be made on a quarterly basis (or at such time when requested to do so by an Issuing Bank).

9    FUNDING AND CASH COVER

     9.1 Funding and cash cover The Obligors' Agent undertakes (i) until the date on which the Equity Contribution shall have occurred and the SNSA Guarantee shall have been duly executed and delivered, (ii) after the occurrence and during the continuation of an Event of Default, (iii) if the SNSA Guarantee is revoked or repudiated by SNSA or SNTG, or is not or ceases to be in full force and effect other than as contemplated by the SNSA Guarantee, or (iv) with respect to a particular Bank Guarantee after the Bank Guarantee Termination Date of such Bank Guarantee if under applicable law the relevant Bank Guarantee nevertheless remains outstanding until the subject Bank Guarantee instrument is surrendered, to pay or cause the relevant Indemnifier to pay to the Agent or to its order (including to deposit the same in Lock Box One) on demand the amount specified in that demand (in the currency so specified):

          (a) to give the Agent cash cover for the amount of the Banks' Obligations (or in the case of clause (iv) above, those in respect of the relevant Bank Guarantee); and/or

          (b) to put the Agent in funds to make a payment which the Agent and/or any Issuing Bank is authorised by this Agreement to make in connection with the Banks' Obligations (or in the case of clause (iv) above, those in respect of the relevant Bank Guarantee), provided that any monies received by the Agent pursuant to this Clause or Clause 17.1 in excess of the amount of the Banks' Obligations due and owing at that time (the "Excess Amount") shall, if not deposited in Lock Box One, be held by the Agent by way of retention on account of the Obligations and/or applied in accordance with Clause 18.4. In the case of clause (ii) above), the Agent may in its sole discretion release the Excess Amount to the Obligors' Agent or the Indemnifier who provided same if the relevant Event of Default has been remedied and no other Default has occurred or is in existence at such time.

     9.2 Collateralising Bank Guarantees The Obligors' Agent shall on demand of the Agent made no earlier than 72 months after the Execution Date fully Cash

          Collateralise or cause the relevant Indemnifiers to fully Cash Collateralise all Bank Guarantee Outstandings.

     9.3 Security over funding/cash cover To the extent that cash required by Clause 9.1 or under Clause 5.3, 8.1 or 15.2.2 or provided to the Agent as additional security to satisfy the condition in Clause 6.3.1 or Clause 16.1 is not deposited in Lock Box One and is not required by the Facility Documents to be deposited therein, the Obligors' Agent undertakes, at its own expense, to execute and cause the Indemnifiers to execute (as soon as reasonably practicable) such further documents as the Agent may require in order to create, perfect or evidence in the Agent's favour a restriction on withdrawal or repayment of any amount paid and/or a security interest in or over such amount, in each case to secure or support the Obligations.

     9.4 Currency The Agent and/or the relevant Issuing Bank may, if called on to make a payment or to comply with a demand or claim in connection with the Banks' Obligations, purchase in accordance with its usual practice the amount of the Relevant Currency necessary to make that payment or to comply with that demand or claim (unless the Agent and/or the relevant Issuing Bank has already been put in funds pursuant to Clause 9.1).

10   INTEREST

     10.1 Default Rate If an Event of Default in respect of non-payment by any Obligor of any amount hereunder shall occur, such amount shall, from the date payment to the Agent is due from the relevant Obligor or Obligors, bear interest up to the date of actual payment (both before and after decree or judgment) at the Default Rate, compounded quarterly, which interest shall be payable from time to time by the Indemnifiers to the Agent on behalf of the Banks on demand.

     10.2 Determinations conclusive Each determination of an interest rate made by the Agent in accordance with Clause 10.1 shall (save in the case of manifest error or on any question of law) be final and conclusive.

11   GUARANTEE AND INDEMNITY

     11.1 The Guarantee In consideration of the agreement of the Issuing Banks and the Banks to make the Facility available on behalf of the Indemnifiers, each Guarantor, subject to Clause 1.3:

          11.1.1 irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to discharge on demand the Obligations of the Indemnifier which is a Subsidiary of such Guarantor and, to the maximum extent permitted by law, the Obligations of each other Obligor under and in accordance with the terms of the Facility Documents, including payment of Interest thereon from the date of demand until the date of payment, both before and after decree or judgment; and

          11.1.2 agrees, as a separate and independent obligation, that, if any of the Obligations of the Indemnifier or any other Obligor is not recoverable from the other Guarantors under Clause 11.1.1 for any reason, it will be liable to the Finance Parties as a principal debtor by way of indemnity for the same amount as that for which it would have been liable had those obligations been recoverable and agrees to discharge its liability under this Clause 11.1.2 on demand together with payment of Interest thereon from the date of demand until the date of payment, both before and after decree or judgement, provided that there shall be no double-counting of Interest occurring in respect to the Obligations under this Clause 11.1.

     11.2 Continuing Security The Guarantee is a continuing security for the full amount payable by the Obligors or any of them under the Facility Documents from time to time and shall remain in force notwithstanding the liquidation of any Obligor or any change in the constitution of any Obligor or of any Finance Party or the absorption of or amalgamation by any Finance Party in or with any other entity or the acquisition of all or any part of the assets or undertaking of any Finance Party by any other entity. The Guarantee constitutes a guarantee of payment and not of collection.

     11.3 Preservation of Guarantors' Liability

          11.3.1 The Agent may without a Guarantor's consent and without notice to such Guarantor and without in any way releasing or reducing the Obligations of the Guarantors:

                    (a) amend, novate, supplement or replace all or any of the Facility Documents to which such Guarantor is not a party;

                    (b) increase or reduce the amount of the Facility or vary the terms and conditions for the issuance of the Bank Guarantees (including, the rate and/or method of calculation of interest or commission payable on the Facility);

                    (c) allow to the Indemnifiers, any other Obligor or other person any time or other indulgence;

                    (d) renew, vary, release or refrain from enforcing any of the Facility Documents or any other security, guarantee or indemnity which the Agent may now or in the future hold from the Indemnifiers or from any other person;

                    (e) compound or make any other arrangements with the Indemnifiers or any other Obligor or other person;

                    (f) enter into, renew, vary or terminate any other agreement or arrangement with the Indemnifiers or any other Obligor or other person; or

                    (g) make any concession to the Indemnifiers or other Obligor or do or omit or neglect to do anything which might, but for this provision, operate to discharge, release or reduce the liability of the Guarantors under the Guarantee.

          11.3.2 The liability of the Guarantors under the Guarantee shall not be affected by:

                    (a) the absence of or any defective, excessive or irregular exercise of any of the powers of the Indemnifiers or of any other Obligor;

                    (b) any security given or payment made to the Finance Parties or any of them by the Indemnifiers or any other person being avoided or reduced under any law (whether English or foreign) relating to bankruptcy or insolvency or analogous circumstance in force from time to time;

                    (c) the liquidation, administration, receivership or insolvency of any Obligor;

                    (d) any other security, guarantee or indemnity now or in the future held by the Finance Parties or any of them being defective, void or unenforceable, or the failure of any Finance Party to take any security, guarantee or indemnity;

                    (e) any compromise or arrangement under Part I of the Insolvency Act 1986 or section 425 of the Companies Act 1985 (or any statutory modification or re-enactment of either of them for the time being in force) or under any analogous provision of any foreign law;

                    (f)  the novation of any of the Obligations; or

                    (g) anything which would not have discharged, released or reduced the liability of any Guarantor to the Finance Parties had the liability of such Guarantor under Clause 11.1.1 been as a principal debtor of the Finance Parties and not as a guarantor.

     11.4 Preservation of Banks' Rights

          11.4.1 The Guarantee is in addition to any other security, guarantee or indemnity now or in the future held by the Finance Parties in respect of the Obligations, whether from any Indemnifier, any Guarantor or any other person, and shall not merge with, prejudice or be prejudiced by any such security, guarantee or indemnity or any contractual or legal right of each Finance Party.

          11.4.2 Any release, settlement, discharge or arrangement relating to the liabilities of any Guarantor under the Guarantee shall be conditional on no payment, assurance or security received by the Finance Parties in respect of the Obligations being avoided or reduced under any law (whether English or foreign) in force from time to time relating to bankruptcy, insolvency or any (in the opinion of the Agent) analogous circumstance and after any such avoidance or reduction the Finance Parties shall be entitled to exercise all of their rights, powers, discretions and remedies under or pursuant to the Guarantee and/or any other rights, powers, discretions or remedies which they would otherwise have been entitled to exercise, as if no release, settlement, discharge or arrangement had taken place. 11.4.3 Following the discharge of the Obligations, the Finance Parties shall be entitled to retain any security which they may hold for the liabilities of the Guarantors under the Guarantee until the Finance Parties are satisfied in their reasonable discretion that they will not have to make any payment under any law referred to in Clause 11.4.2.

          11.4.3 Following the discharge of the Obligations, the Finance Parties shall be entitled to retain any security which they may hold for the liabilities of the Guarantors under the Guarantee until the Finance Parties are satisfied in their reasonable discretion that they will not have to make any payment under any law referred to in Clause 11.4.2.

          11.4.4 Until all claims of the Finance Parties in respect of the Obligations have been discharged in full and while the Bank Guarantees remain outstanding:

                    (a) the Guarantors shall not be entitled to participate in any security held or sums received by any Finance Party in respect of all or any part of the Obligations;

                    (b) the Guarantors shall not stand in the place of, or be subrogated for, any of the Finance Parties in respect of any security nor take any step to enforce any claim against any Indemnifier or any Surety (or the estate or effects of any such person) nor claim or exercise any right of set off or counterclaim against any Indemnifier or any Surety nor make any claim in the bankruptcy or liquidation of any Indemnifier or any Surety in respect of any sums paid by any Guarantor to the Finance Parties or any of them or in respect of any sum which includes the proceeds of realisation of any security at any time held by the Finance Parties or any of them in respect of all or any part of the Obligations of the Guarantors pursuant to the Guarantee; and

                    (c) the Guarantors shall not take any steps to enforce any claim which it may have against any Indemnifier or any Obligor without the prior written consent of the Agent, and then only on such terms and subject to such conditions as the Agent may impose.

          11.4.5 The Obligations of the Guarantors pursuant to the Guarantee shall be continuing for all purposes (including Interest) and every sum of money which may now or in the future be or become due or owing to the Finance Parties by any Obligor under the Facility Documents (or which would have become due or owing had it not been for the bankruptcy, liquidation or insolvency of the relevant Obligor) shall be deemed to continue due and owing to the Finance Parties by the relevant Obligor until such sum is actually repaid to the Finance Parties, notwithstanding the bankruptcy, liquidation or insolvency of the relevant Obligor.

          11.4.6 The Finance Parties may, but shall not be obliged to, resort for their own benefit to any other means of payment at any time and in any order they think fit without releasing or reducing the Obligations of the Guarantors pursuant to the Guarantee.

          11.4.7 The Finance Parties may enforce the Guarantee either before or after resorting to any other means of payment or enforcement and, in the latter case, without entitling the Guarantors to any benefit from or share in any such other means of payment for so long as all of the Obligations have not been discharged in full.

     11.5 Other Security Each Guarantor confirms that it has not taken and will not take without the prior written consent of the Agent (and then only on such terms and subject to such conditions as the Agent may impose) any security from any Indemnifier or from any Surety in connection with the Guarantee and that any security taken by any Guarantor in connection with the Guarantee notwithstanding this Clause shall be held by such Guarantor in trust for the Agent on behalf of the Finance Parties absolutely as a continuing security for the Obligations of the Guarantors.

     11.6 Release of Guarantee The Agent will (and hereby is authorised by the Finance Parties to) execute such documents as may be necessary to discharge and release the Guarantee at the end of the Facility Period.

12   FEES

     12.1 Bank Guarantee Commission

          (a) The Indemnifier for whose benefit each Bank Guarantee has been issued shall pay or cause to be paid to the Agent (for the account of each Bank) a Bank Guarantee Commission calculated at the Applicable Commission Rate on the amount of Bank Guarantee Outstandings with respect to each such Bank Guarantee in each case for the period during which such Bank Guarantee is outstanding.

          (b) The aggregate Bank Guarantee Commission will accrue from day to day on the basis of a 360 day year and the actual number of days elapsed and shall be paid quarterly in arrears. The first payment shall be due on 31 March 2004 and a final pro rata payment shall be due on the last day of the Facility Period. The Bank Guarantee Commission with respect to each Bank Guarantee shall be distributed according to each Bank's Proportionate Share with respect to such Bank Guarantee.

     12.2 Commitment Commission

          (a) The Obligors' Agent shall pay to the Agent (for the account of each Bank) a Commitment Commission calculated from the Execution Date until the Facility Availability Termination Date at the Applicable Commitment Rate on the daily unutilised portion of the Facility available for Bank Guarantees to be issued, assuming and whether or not the case that all applicable conditions in Clause 6 have been satisfied from the Execution Date.

          (b) The Commitment Commission will accrue from day to day on the basis of a 360 day year and the actual number of days elapsed and shall be paid quarterly in arrears. The first payment shall be due on 31 March 2004 and a final pro rata payment shall be due on the Facility Availability Termination Date.

     12.3 Fronting Fee The Indemnifier for whose benefit a Bank Guarantee has been issued shall pay or cause to be paid quarterly in arrears to the Agent a fronting fee equal to 0.25% per annum of the amount for which each Bank Guarantee is issued, for the sole account of the relevant Issuing Bank. The first payment shall be due on 31 March 2004 and a final pro rata payment shall be due on the last day of the Facility Period.

     12.4 Issuing Fee The Indemnifier for whose benefit a Bank Guarantee has been issued shall pay or cause to be paid on the Issue Date of each Bank Guarantee an issue fee of $1,500 in respect of each Bank Guarantee payable to the Agent for the account of the Issuing Bank that issues such Bank Guarantee.

     12.5 Arrangement, Agency and Security Trustee Fees The Obligors' Agent shall pay to the Agent for its own account arrangement, agency and security trustee fees and fees to the Security Trustee in the amounts and at the times agreed in the letter agreement dated on or about the date hereof between the Agent and the Obligors' Agent.

     12.6 Front End Fee The Obligors' Agent shall pay to the Agent within two Business Days from the date on which the Intercreditor, Override and Security Trust Deed has been executed by each of the parties thereto, for the account of the Banks, a front end fee of 1% on the amount of the total Commitments, such fee to be payable by the Agent to each Bank pro rata to the size of each such Bank's Commitment.

     12.7 Payments in Dollars All fees provided for in this Clause 12 shall be payable in Dollars.

     12.8 Invoices to the Obligors' Agent All invoices in respect of the fees set forth in this Clause 12 or Clause 24.2 to the Obligors' Agent shall be addressed by the Agent to and payable by the Obligors' Agent.

13   FACILITY DOCUMENTS

     13.1 Security As security for the repayment of the Obligations, the Indemnifiers and/or the Guarantors shall procure that the Facility Documents identified in Schedule 4 and all notices and other documents to be given or entered into pursuant thereto as referred to therein are executed and delivered to the Agent on or before the Effective Date in the agreed form to the extent required by Clauses 6.1 and 6.3 and in any event for the balance thereof within the time period provided in Clause 6.2.

     13.2 Additional Security SOSA shall, and shall procure that each applicable member of the SO Group shall:

          13.2.1    if it is a Principal Subsidiary; or

          13.2.2 if it acquires any vessel which would not be immediately and effectively charged by the then existing Facility Documents and which is deemed by an Instructing Group (acting reasonably) to be of material value, or material to the operation of the business of any member of the SO Group or to the value of any other asset over which the Banks have security, execute and deliver to the Agent such further or additional Facility Documents in such form (but on terms not more onerous than any existing Facility Documents) and in relation to such vessels as an Instructing Group may reasonably require, subject, in each case, to any provisions of law prohibiting such entity from entering into such Facility Documents.

     13.3 Upon the occurrence of a Default (which has not been remedied) SOSA shall procure that any and each Obligor, if so required by an Instructing Group, shall execute and deliver to the Agent such further or additional Facility Documents in such form and in relation to such of its assets as an Instructing Group shall require, subject in each case to any provisions of law prohibiting such entity from entering into such Facility Documents.

     13.4 Where such prohibition as is referred to above exists, SOSA shall procure that the Obligors that are members of the SO Group use their reasonable endeavours lawfully to overcome the prohibition, and the Agent may (but shall not be obliged to) agree with the relevant member of the SO Group limitations on the extent of the security granted by it to the extent that in its opinion, based on the advice of independent legal counsel acceptable to the Agent (the cost of which shall be for the account of SOSA), it is necessary to do so in order to overcome the prohibition.

     13.5 SOSA shall procure that each Obligor shall and shall procure that each other relevant member of the SO Group which is its Subsidiary shall, at such Obligor's own expense execute and do all such assurances, acts and things as the Agent may reasonably require for perfecting or protecting the security intended to be afforded by the Facility Documents or, if the Facility Documents have then become enforceable, for facilitating the realisation of all or any part of the assets which are subject to the Facility Documents and the exercise of all powers, authorities and discretions vested in the Agent or in any receiver of all or any part of those assets and in particular shall execute all transfers, conveyances, assignments, assignations and releases of that property whether to the Agent or to its nominees and give all notices, orders and discretions which the Agent may reasonably think expedient.

     13.6 On each date that a Facility Document is entered into, the Obligors' Agent and SOSA shall procure that certified copies of each of the documents listed in Clauses 6.1.1, 6.1.2, 6.1.3 and 6.1.4 and (where relevant) duly executed share certificates, duly stamped and executed stock transfer forms, certified copies of share registers, title documents and any necessary documents relating to assets charged are delivered in respect of the member of the SO Group entering into such Facility Document in form and substance reasonably satisfactory to the Agent and legal opinions addressed to the Agent, the Issuing Banks and the Banks from legal advisers acceptable to the Agent in the jurisdictions in which the relevant member of the SO Group is incorporated and in which the assets charged are situated.

     13.7 Release of Security Upon the request of the Obligors' Agent and the relevant Obligor and as long as no Default has occurred and is continuing or would result from giving effect to such request (provided that such request is not required in the case of Clause 13.7.4(i)):

          13.7.1 Post Covenant Release Date after the Covenant Release Date the Agent will discharge and release, or will instruct the Security Trustee to discharge and release, all Encumbrances granted in accordance with this Agreement in favour of the Security Trustee;

          13.7.2 Post Facility Availability Termination Date after the Facility Availability Termination Date, upon the request of the Obligors' Agent the Agent will instruct the Security Trustee to discharge and release any security represented by the Mortgaged SOSA Vessels to the extent the Value of Qualifying Vessel Collateral exceeds the value requirements set out in Clause 15.4 and the Value of Qualifying Vessel Collateral after giving effect to such discharge and release continues to equal or exceed such requirements;

          13.7.3 In connection with Disclosed Permitted Disposals at any time the Agent will discharge and release, or will instruct the Security Trustee to discharge and release, any Encumbrance in connection with the Mortgaged SOSA Vessels to allow the Disclosed Permitted Disposal of such Mortgaged SOSA Vessel against deposit of the Net Disposal Proceeds, if any, in Lock Box One, as required by Clause 15.2.18; and

          13.7.4 In connection with the SNSA Guarantee and the SNTG Vessels after SOSA has achieved a Consolidated Tangible Net Worth of at least $300,000,000 as reflected in financial statements for two consecutive fiscal quarters that are included in filings or submissions on Forms 6-K with the United States Securities and Exchange Commission and any interim monthly financial statements covering the two months ending between the quarterly balance sheet dates provided to the Agent pursuant to this Agreement (i) the Obligations of SNSA and SNTG under the SNSA Guarantee shall (provided no Default is outstanding) be automatically released without further documentation or action and (ii) the Agent will discharge and release all Encumbrances granted by SNTG or any of its Subsidiaries in connection with the Mortgaged Vessels to secure the Obligations.

          The Obligors' Agent and the relevant Obligors shall be responsible for all costs in connection with any discharge and release of Encumbrances pursuant to this Clause 13.7. The Agent will execute and do, or will instruct the Security Trustee to execute and do, all such deeds, acts and things as may be necessary to discharge and release the Mortgaged Vessels from the Encumbrances constituted by the relevant Facility Documents and in accordance with the relevant provisions (if any) of such Facility Documents.

14   AGENCY AND TRUST

     14.1 Appointment Each of the Finance Parties irrevocably appoints the Agent as its agent for the purpose of administering the Facility and the Facility Documents and authorises the Agent and its directors, officers, employees and agents on such Bank's behalf acting on the instructions from time to time of an Instructing Group and subject to Clauses 14.4 and 14.20, to execute the Facility Documents and to exercise all rights, powers, discretions and remedies vested in the Finance Parties under or pursuant to the Facility Documents, together with all powers reasonably incidental to them.

     14.2 Authority Subject to Clause 14.4, each of the Banks irrevocably authorises the Agent, acting on the instructions from time to time of an Instructing Group:

          14.2.1    to give or withhold any waivers, consents or approvals,

          14.2.2    to amend or vary the terms,

          14.2.3 to exercise, or refrain from exercising, any discretions, and

          14.2.4    to collect, receive, release or pay any money

          of, under or pursuant to any of the Facility Documents. The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Facility Documents and shall not be obliged to act on any instructions if to do so would, in the opinion of the Agent, be contrary to any provision of the Facility Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

     14.3 Trust The Agent agrees and declares, and each of the Banks acknowledges, that, subject to the terms and conditions of this Clause 14.3, the Agent holds the Trust Property on trust for the Banks, in accordance with their respective Proportionate Shares, and for the other Finance Parties absolutely. Each of the Finance Parties agrees that the obligations, rights and benefits vested in the Agent in its capacity as security trustee shall be performed and exercised in accordance with this Clause 14.3. The Agent in its capacity a security trustee shall have the benefit of all of the provisions of this Agreement benefiting the Agent in its capacity as agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:

          14.3.1 the Agent (and any attorney, agent or delegate of the Agent) may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Agent or any other such person by or pursuant to the Facility Documents or in respect of anything else done or omitted to be done in any way relating to the Facility Documents; and

          14.3.2 the Finance Parties acknowledge that the Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

          14.3.3 the Agent and the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 80 years from the Execution Date.

     14.4 Limitations on authority Except with the prior written consent of each of the Banks, the Agent shall not be entitled to:

          14.4.1 release any material amount of security given for payment of the Obligations, except as expressly provided for in the Facility Documents;

          14.4.2 except as otherwise provided in the Facility Documents, agree to waive the payment of any sum of money payable by any of the Obligors under the Facility Documents;

          14.4.3    change the meaning of the expression "Instructing Group";

          14.4.4 exercise, or refrain from exercising, any discretion, or give or withhold any consent, the exercise or giving of which is, by the terms of this Agreement, expressly reserved to the Banks;

          14.4.5 extend the due date for the payment of any sum of money payable by any of the Obligors under the Facility Documents;

          14.4.6 take or refrain from taking any action if the effect of such action or inaction may increase the Commitments of the Banks or subject the Banks to any additional obligations under any of the Facility Documents, other than as contemplated by such Facility Documents;

          14.4.7 agree to change the currency in which any sum is payable under the Facility Documents (other than in accordance with the terms of the Facility Documents);

          14.4.8    agree to amend this Clause 14.4;

          14.4.9    agree to amend Clause 12.1, 12.2 or 16.1; or

          14.4.10   change the meaning of the expression "Equity Contribution".

     14.5 Issuing Banks' Consent Except with the prior written consent of each of the Issuing Banks, the Agent shall not be entitled to take or refrain from taking any action if the effect of such action or inaction may subject an Issuing Bank to any additional obligations under any of the Facility Documents, other than as contemplated by such Facility Documents.

     14.6 Liability Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Finance Parties for anything done or omitted to be done by the Agent under or in connection with the Facility Documents unless as a result of the Agent's wilful misconduct or gross negligence.

     14.7 Acknowledgement Each of the Finance Parties acknowledges that:

          14.7.1 it has not relied on any representation made by the Agent or any of the Agent's directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any of the Facility Documents;

          14.7.2 it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Obligors in connection with the making and continuation of the Facility;

          14.7.3 it has made its own appraisal of the creditworthiness of the Obligors; and

          14.7.4 the Agent shall not have any duty or responsibility at any time to provide it with any credit or other information relating to any of the Obligors unless that information is received by the Agent pursuant to the express terms of the Facility Documents.

          Each of the Finance Parties agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause 14.7.

          Notwithstanding anything to the contrary contained in this Agreement, the Arranger is a Bank designated as "Arranger" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Facility Document to any Finance Party and shall have no rights separate from its rights as a Bank except as expressly provided in this Agreement.

     14.8 Limitations on responsibility The Agent shall have no responsibility to any of the Obligors or the Finance Parties on account of:

          14.8.1 the failure of a Finance Party or of any of the Obligors to perform any of its respective obligations under the Facility Documents;

          14.8.2    the financial condition of any of the Obligors;

          14.8.3 the completeness or accuracy of any statements, representations or warranties made in or pursuant to any of the Facility Documents, or in or pursuant to any document delivered pursuant to or in connection with any of the Facility Documents;

          14.8.4 the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any of the Facility Documents or of any document executed or delivered pursuant to or in connection with any of the Facility Documents.

     14.9 The Agent's rights The Agent may:

          14.9.1 assume that all representations or warranties made or deemed repeated by any of the Obligors in or pursuant to any of the Facility Documents are true and complete, unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

          14.9.2 assume that no Default has occurred unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

          14.9.3 rely on any document or Communication believed by it to be genuine; and

          14.9.4 rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; and

          14.9.5 rely as to any factual matters which might reasonably be expected to be within the knowledge of any of the Obligors on a certificate signed by or on behalf of that Obligor; and

          14.9.6 refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Banks (or, where applicable, by an Instructing Group) and unless and until the Agent has received from the Banks any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

    14.10 The Agent's duties The Agent shall:

          14.10.1 if requested in writing to do so by a Bank or Issuing Bank, make enquiry and advise the Banks or Issuing Banks, as the case may be, as to the performance or observance of any of the provisions of the Facility Documents by any of the Obligors or as to the existence of an Event of Default; and

          14.10.2 promptly notify the Banks of the occurrence of any Default of which the Agent has actual knowledge;

          14.10.3 promptly notify the Banks of the contents of any notice, request or document received by it in its capacity as Agent from any Obligor pursuant to any Facility Document; and

          14.10.4 advise the Banks on monthly basis with respect to the Bank Guarantee Outstandings and the Cash Collateral.

    14.11 No deemed knowledge The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any of the Obligors or actual knowledge of the occurrence of any Default unless a Bank or any of the Obligors shall have given written notice thereof to the Agent.

    14.12 Other business The Agent may, without any liability to account to the Banks, generally engage in any kind of banking or trust business with any of the Obligors or any of their respective Subsidiaries or associated companies or with a Bank as if it were not the Agent.

    14.13 Indemnity The Banks shall, promptly on the Agent's request, reimburse the Agent in their respective Proportionate Shares, for, and keep the Agent fully indemnified in respect of all liabilities, damages, costs and claims sustained or incurred by the Agent in connection with the Facility Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any of the Facility Documents; or in connection with any action taken or omitted by the Agent under or pursuant to any of the Facility Documents, unless in any case those liabilities, damages, costs or claims arise solely from the Agent's wilful misconduct or gross negligence.

    14.14 Employment of agents In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Facility Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to

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

          do under or pursuant to the Facility Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information.

    14.15 Distribution of payments The Agent shall pay promptly to the order of each of the Banks that Bank's Proportionate Share (or to the Issuing Banks the amounts to which they are entitled) of every sum of money received by the Agent pursuant to the Facility Documents or the Mortgagees' Insurances (with the exception of any amounts which, by the terms of the Facility Documents, are paid to the Agent for retention on account of the Obligations or for the account of the Agent alone or specifically for the account of one or more Banks or Issuing Banks) and until so paid such amount shall be held by the Agent on trust absolutely for that Bank (or that Issuing Bank).

    14.16 Reimbursement The Agent shall have no liability to pay any sum to a Bank (or an Issuing Bank) until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Bank (or an Issuing
          Bank) on account of any amount prospectively due to it pursuant to Clause 14.15 before it has itself received payment of that amount, and the Agent does not in fact receive payment within five Business Days after the date on which that payment was required to be made by the terms of the Facility Documents or the Mortgagees' Insurances, the recipient will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for any amount which the Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Facility Documents or the Mortgagees' Insurances and ending on the date on which the Agent receives reimbursement.

    14.17 Redistribution of payments Unless otherwise agreed between the Finance Parties, if at any time a Bank receives or recovers by way of set-off, the exercise of any Encumbrance or otherwise (other than from any assignee or transferee of or sub-participant in that Bank's Commitment or credit insurer of or issuer of a credit derivative in respect thereof), an amount greater than that Bank's Proportionate Share of any sum due from any of the Obligors under the Facility Documents (the amount of the excess being referred to in this Clause as the "Bank's Excess Amount") then:

          14.17.1 that Bank shall promptly notify the Agent (which shall promptly notify each other Bank);

          14.17.2 that Bank shall pay to the Agent an amount equal to the Bank's Excess Amount within 10 days of its receipt or recovery of the Bank's Excess Amount; and

          14.17.3 the Agent shall treat that payment as if it were a payment by the Obligor in question on account of the sum owed to the Banks as aforesaid and shall account to the Banks in respect of the Bank's Excess Amount in accordance with the provisions of this Clause.

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

          However, if a Bank has commenced any Proceedings to recover sums owing to it under the Facility Documents and, as a result of, or in connection with, those Proceedings has received a Bank's Excess Amount, the Agent shall not distribute any of that Bank's Excess Amount to any other Bank which had been notified of the Proceedings and had the legal right to, but did not, join those Proceedings or commence and diligently prosecute separate Proceedings to enforce its rights in the same or another court.

     14.18 Rescission of Bank's Excess Amount If all or any part of any Bank's Excess Amount is rescinded or must otherwise be restored to any of the Obligors or to any other third party, the Banks which have received any part of that Bank's Excess Amount by way of distribution from the Agent pursuant to this Clause shall repay to the Agent for the account of the Bank which originally received or recovered the Bank's Excess Amount, the amount which shall be necessary to ensure that the Banks share rateably in accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Bank receiving or recovering the Bank's Excess Amount to the person to whom that Bank is liable to make payment in respect of such amount, and Clause 14.17.3 shall apply only to the retained amount.

    14.19 Proceedings Each of the Finance Parties shall notify one another of the proposed commencement of any Proceedings under any of the Facility Documents prior to their commencement. No such Proceedings may be commenced without the prior written consent of an Instructing Group.

    14.20 Instructions Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Banks or of an Instructing Group each of the Banks shall provide the Agent with instructions within five Business Days of the Agent's request (which request shall be made in writing). If a Bank does not provide the Agent with instructions in writing within that period, (i) that Bank shall be bound by the decision of the Agent, (ii) that Bank shall have no vote for the purposes of this Clause 14 and (iii) the combined Proportionate Shares of the other Banks who provided such instructions shall be deemed to contribute 100%. Nothing in this Clause 14 shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Banks if the Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Banks under or in connection with the Facility Documents. In that event, the Agent will notify the Banks of the action taken by it as soon as reasonably practicable, and the Banks agree to ratify any action taken by the Agent pursuant to this Clause 14.

    14.21 Communications Any Communication under this Clause 14 shall be given, delivered, made or served, in the case of the Agent (in its capacity as Agent or as one of the Finance Parties), and in the case of the other Finance Parties, at the address indicated in Part B of Schedule 1 or such other address as shall be duly notified in writing to the Agent on behalf of a Bank. Any Communication to the Agent shall be effective only when received by the Agent.

    14.22 Payments All amounts payable to a Finance Party under this Clause 14 shall be paid to such account at such bank as that Finance Party may from time to time direct in writing to the Agent.

    14.23 Retirement Subject to a successor being appointed in accordance with this Clause 14, the Agent may retire as agent and/or security trustee at any time without assigning any reason by giving to the Obligors' Agent and the other Finance Parties notice of its intention to do so, in which event the following shall apply:

          14.23.1 with the consent of the Obligors' Agent, not to be unreasonably withheld except that no such consent shall be required during an Event of Default, the other Finance Parties may within 30 days after the date of the Agent's notice appoint a successor to act as agent and/or security trustee or, if they fail to do so with the consent of the Obligors' Agent, not to be unreasonably withheld except that no such consent shall be required during an Event of Default, the Agent may appoint any other bank or financial institution as its successor;

          14.23.2 the resignation of the Agent shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Indemnifiers and the other Finance Parties;

          14.23.3 the Agent shall thereupon be discharged from all further obligations as agent and/or security trustee but shall remain entitled to the benefit of the provisions of this Clause 14;

          14.23.4 the Agent's successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a party to this Agreement.

    14.24 No fiduciary relationship Except as provided in Clauses 14.3 and 14.15, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for a Bank and nothing contained in any of the Facility Documents shall constitute a partnership between any two or more Banks or between the Agent and any Bank.

    14.25 The Agent as a Bank and an Issuing Bank The expression "the Banks" or "the Issuing Banks" when used in the Facility Documents includes the Agent in its capacity as one of the Banks or the Issuing Banks, as the case may be. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Facility Documents in its capacity as one of the Banks or the Issuing Banks in the same manner as any other Bank or Issuing Bank and as if it were not also the Agent.

    14.26 The Agent as security trustee Unless the context otherwise requires, the expression "the Agent" when used in the Facility Documents includes the Agent acting in its capacity as agent or as security trustee.

15   COVENANTS

     15.1 Negative covenants SOSA, each of the Indemnifiers and each of the other Guarantors covenants with and undertakes to the Finance Parties that it shall not, and shall ensure that no other Obligor or other member of the SO Group that is its Subsidiary shall, without the prior written consent of an Instructing Group:

          15.1.1 Encumbrances create or permit to arise or continue any Encumbrance on or over all or any part of its assets (including accounts receivable) or undertakings except Permitted Liens; or

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

          15.1.2 chartering (a) charter any Vessel or permit any Vessel to be chartered on any bareboat charter, or otherwise for a period exceeding (or inclusive of any extension options, capable of exceeding) 12 months provided that committing a Vessel for several periods, each of 12 months or less but for an aggregated period exceeding 12 months shall not be deemed to be a breach of this Clause, (b) charter any Vessel or permit any Vessel to be chartered on any bareboat charter or otherwise to a member of the SO Group for any period unless the relevant charterer has executed a charterer's subordination undertaking in the agreed form in favour of the Security Trustee or the Agent, as the case may be or (c) following the occurrence and during the continuation of an Event of Default, let any Vessel on charter (including a charter otherwise permitted by this Clause 15.1.2 unless the same was entered into prior to the occurrence of any such Event of Default) or renew or extend any charter or other contract of employment of any such Vessel (nor agree to do so); or

          15.1.3 no change in Vessel management permit the appointment of anyone other than the Managers as commercial or technical managers of the Vessels, nor terminate or amend any Management Agreement and/or the arrangements for the commercial or technical management of the Vessels in a manner which is, in the reasonable opinion of the Agent, detrimental to the interest of the Finance Parties or any of them, nor permit the Managers to sub-contract or delegate the commercial or technical management of any Vessel to any third party outside of the SO Group provided that any termination or amendment of any Management Agreement and/or management arrangements referred to above with a member of the SO Group shall not be deemed to be detrimental to the interests of the Finance Parties or any of them where any new manager (being within the SO Group) enters into an agreement with the Agent or the Security Trustee, as the case may be, subordinating its rights in such Vessel to those of the Finance Parties in terms substantially the same as contained in those agreements/arrangements entered into immediately before such amendment and procure that any Manager which is at any time a member of the SO Group enters into such an agreement with the Security Trustee or the Agent; or

          15.1.4 merger or amalgamation permit any merger or amalgamation unless (i) a Guarantor, an Indemnifier or a Shipowning Guarantor remains the surviving entity following any such merger or amalgamation (or if the merger or amalgamation involves more than one of the Guarantors, the Indemnifiers or the Shipowning Guarantors, then one of such Guarantors, such Indemnifiers or such Shipowning Guarantors remains the surviving entity) and (ii) such surviving entity is a member of the SO Group and an Obligor and (iii) in the case of SOSA only, such merger or amalgamation has been approved by a duly passed resolution of SOSA's shareholders and (iv) no Default is then continuing or would result therefrom; or

          15.1.5 capital expenditure permit the aggregate Capital Expenditures of the SO Group in respect of any financial year of SOSA to exceed the maximum expenditure provided therefor in the Approved Budget for that financial year; or

          15.1.6 other permitted expenditures make any other expenditure in excess of $2,000,000 not contemplated by the Approved Budget for that financial year; or

          15.1.7 acquisitions other than in the ordinary course of business and in accordance with past practice and the Approved Budget, permit any member of the SO Group to (i) purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in, or incorporate, any other company or agree to do any of the foregoing; or (ii) purchase or otherwise acquire any business or any assets which, when taken together, constitute a business; or

          15.1.8 dividends and distributions pay, make or declare any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash) or make any distribution of assets or other payment whatsoever in respect of share capital and shareholder loans at any time, other than any such payments to any member of the SO Group; or

          15.1.9 restrictions on prepayments pay, prepay or repay or defease, exchange or repurchase or otherwise satisfy prior to the scheduled maturity thereof or make a payment in violation of any subordination terms of any Permitted Indebtedness (provided however that the provisions of this Clause 15.1.9 shall not apply to the Existing Credits to the extent provided in the Intercreditor, Override and Security Trust
                    Deed) or (without prejudice to Clause 1.3.5) prepay any intercompany Indebtedness owed by the Obligors' Agent to SOSA or SO BV if as a result of any such prepayment the amount outstanding thereunder is less than 125% of the Commitments; or

          15.1.10 loans and guarantees make any loans, grant any credit or other financial accommodation or give any guarantee (except as required by the Facility Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person except:

                    (a) any loans and indemnities in respect of guarantees existing at the Execution Date and disclosed in
                         Schedule 21;

                    (b)  credit granted in the ordinary course of trade;

                    (c) indemnities or guarantees given by one member of the SO Group in respect of Indebtedness or other obligations of another member of the SO Group or by a member of the SO Group in respect of Indebtedness or other obligations of a joint venture company of a member of the SO Group, in each case permitted to be incurred hereunder, provided that each such indemnity or guarantee is unsecured, given in the ordinary course of trading and upon terms usual for such trade;

                    (d) loans made by one member of the SO Group to another member of the SO Group in connection with ordinary day-to-day cash management arrangements;

                    (e) loans made by a member of the SO Group to a joint venture company of a member of the SO Group provided in the ordinary course of business and in accordance with past practice and the Approved Budget; and

                    (f) loans from any member of the SO Group to SOSA for the sole purpose of financing SOSA's normal operating cash flow needs; or

          15.1.11   disposals

                    sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets (including any Vessel) or its business or undertakings (including any Shipowning Guarantor) other than:

                    (a)  Disclosed Permitted Disposals;

                    (b) disposals of inventory made in the ordinary and usual course of business on arm's length commercial terms;

                    (c)  disposals of cash in the ordinary course of business;

                    (d) disposals of obsolete assets not required for the operation of the businesses of the SO Group;

                    (e) disposals of Vessels by one member of the SO Group to another member of the SO Group provided that the sale or disposal, in whole or in part, is made to a member of the SO Group who is or will become a Shipowning Guarantor upon the acquisition of such Vessel and who will execute and deliver to the Agent a Shipowners' Guarantee, a Mortgage and an Assignment in respect of such Vessel in substantially the same terms as those Facility Documents already executed in favour of the Security Trustee and delivered to the Agent which shall be accompanied by such corporate documents and legal opinions as the Agent may request (and upon any sale or disposal of a Shipowning Guarantor or its Vessel such Shipowning Guarantor's obligations under the Facility Documents to which it is a party will (unless such Shipowning Guarantor will continue to own any of the Vessels following such sale or disposal of a Vessel) terminate provided that no Event of Default is continuing or would result therefrom and the provisions of this Clause 15.1.11 have been fully complied with); or

                    (f) disposals of any Vessel where such Vessel is replaced by a similar asset acceptable to an Instructing Group of equal or greater value; or

                    (g) disposals where the higher of the market value or consideration receivable which (when aggregated with the higher of the market value or consideration receivable for any other disposal effected since the date of this Agreement, other than any permitted under paragraphs (a) to (f) above) does not exceed in any financial year $10,000,000 or its equivalent in another currency or currencies; or

          15.1.12 amendments amend, vary, modify or supplement any provision of the constitutional documents of any member of the SO Group, except to the extent that a Material Adverse Effect would not reasonably be expected to result therefrom and the rights and interests of the Finance Parties pursuant to the Facility Documents would not be materially adversely affected thereby; or

          15.1.13 share capital redemption redeem, repurchase, defease, retire, dispose of, return, repay or reduce its share capital or redeem or reduce its capital redemption or other reserve; or

          15.1.14 Permitted Indebtedness have any Indebtedness other than Permitted Indebtedness or unsecured intercompany Indebtedness incurred in the ordinary course of business.

     15.2 Positive covenants Except as otherwise agreed in writing by an Instructing Group:

          15.2.1 Vessels Each of the Indemnifiers and each of the Guarantors undertakes to procure that in respect of each such relevant Shipowning Guarantor owning such Vessel that is a member of the SO Group and its Subsidiary will comply with the obligations set out in Schedule 14.

          15.2.2 Insurance Proceeds Each of the Indemnifiers and each of the Guarantors shall, and shall procure in respect of its Subsidiaries that (i) all Insurance Proceeds Amounts in connection with any Total Loss are immediately deposited in Lock Box One as additional security for the payment of the Obligations, (ii) any other Insurance Proceeds Amounts are used to meet repair expenses; provided, however, that if repair expenses are likely to exceed a Casualty Amount, the Insurance Proceeds Amounts in respect of such expenses shall be paid to the Agent (if for any reason such Insurance Proceeds Amounts are paid prior to works being completed) and, at the Agent's sole discretion, applied against such expenses upon the works being completed or otherwise or, prior to the occurrence of an Event of Default (whereupon all insurance sums shall be paid to the Agent as additional security for the payment of the Obligations) all Insurance Proceeds Amounts in respect of the Insurances against protection and indemnity or other third party liability risks shall be paid direct to the person to whom was incurred the liability to which such sum relates or, where such liability has been satisfied, to the person who has satisfied such liability in reimbursement to it of moneys expended in satisfaction of such liability.

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

          15.2.3 Financial statements SOSA will supply to the Agent without request (together in each case, where the item is generally available in printed form, with a copy for distribution by the Agent to each of the Banks):

                    (a) the annual unaudited financial statements of each Obligor that is a Principal Subsidiary of SOSA for each financial year ending during the Facility Period, containing (amongst other things) such Obligor's profit and loss account for, and balance sheet at the end of, each such financial year, prepared in accordance with generally accepted accounting principles and practices applicable to companies incorporated in the relevant jurisdiction consistently applied, in each case within 180 days of the end of the financial year to which they relate, together with a certificate of the chief financial officer or chief executive officer of SOSA to the effect that, to the best of his knowledge and belief, such financial statements accurately and fairly represent the financial condition of such Obligor;

                    (b)  on a consolidated basis:

                         (i) SOSA's annual audited accounts prepared in accordance with US GAAP within 180 days after the end of the financial year to which they relate, together with a report from SOSA's independent public accountants that, such financial statements accurately and fairly represent the financial condition and results of operations of the SO Group; and

                        (ii) SOSA's unaudited quarterly financial statements (including cash flow analysis) not later than 90 days after the end of the relevant fiscal quarter, together with a certificate of the chief financial officer or chief executive officer of SOSA to the effect that, to the best of his knowledge and belief, such financial statements accurately and fairly represent the financial condition and results of operations of the SO Group, in each case with comparisons of actual performance against projected performance;

                    (c) the Approved Budget for each ensuing financial year, as soon as the same becomes available but in any event not later than the start of such financial year;

                    (d) together with the Approved Budget, a consolidated cash flow projection of the SO Group for the ensuing financial year and the following two years (broken down by year);

                    (e) SOSA's monthly unaudited internal management accounting reports comprising the consolidated statement of profit and loss and the consolidated statement of cashflow as soon as practicable but in any event not later than 35 days, or, in respect of months of February,

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

                         May, August and November, not later than 60 days, after the month end to which they relate;

                    (f) a monthly update, within 35 days or, in respect of months of February, May, August and November, within 60 days, after month end, on (i) SOSA's receivables and/or collections substantially in the form of Schedule 13 and (ii) projects in respect of which the Indemnifiers expect that either (x) revenue will be $1,000,000 or 25% (whichever is the higher amount) less or (y) costs $1,000,000 or 25% (whichever is the higher amount) more, than as originally budgeted;

                    (g) on a monthly basis, within 35 days, or, in respect of months of February, May, August and November, within 60 days, after month end, information relating to any Disclosed Permitted Disposal, including quarterly updates as to the progress of any on-going Disclosed Permitted Disposal, and details of any new Eligible Project with a contract value in excess of $25,000,000 that any member of the SO Group has agreed to enter into from time to time; and

                    (h) a rolling 12-week cashflow projection and the other information set forth in Schedule 20 to be provided at the end of each four-week period within 30 days after the end of each such period.

          15.2.4    Other information

                    (a) Other information SOSA shall promptly provide or cause to be provided to the Agent such other information, financial data and explanations as the Agent may from time to time reasonably require in respect of Obligors that are members of the SO Group and in any event copies of all press releases and all financial and other information from time to time given by SOSA to its shareholders generally.

                    (b) Presentations The senior executive management and/or members of the board of directors of SOSA shall from time to time at the reasonable request of the Agent, deliver presentations to the Finance Parties in relation to such matters as the Agent may reasonably request.

                    (c) Risk Management Report At any time at the reasonable request of the Agent, SOSA will engage KPMG or another adviser acceptable to the Agent to produce and deliver an update of their risk management systems analysis report in respect of the SO Group.

                    (d) Contracts Report At any time at the reasonable request of the Agent, SOSA will engage KPMG or another adviser acceptable to the Agent to produce and deliver a report in relation to any existing

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                         contract or project, including commentary on the status
                         of such contract or project and its performance against budget.

          15.2.5 Certificate of Compliance SOSA shall deliver to the Agent with each set of its annual and quarterly financial statements a duly executed Certificate of Compliance substantially in the form of Schedule 6 certifying (inter alia) compliance with the covenant contained in Clause 15.3.

          15.2.6 Inspection of records SOSA will permit and will cause each member of the SO Group to permit the inspection of its financial records and accounts from time to time on reasonable notice during business hours by the Agent or its nominee.

          15.2.7 Notification of Default SOSA, each of the Indemnifiers and the Guarantors will immediately notify the Agent in writing of the occurrence of any Default or any event which would reasonably be likely to have a Material Adverse Effect.

          15.2.8 Additional Filings SOSA shall ensure that any and all additional filings referred to in the proviso to Clause 7.5 will be made and/or effected promptly and within any applicable time limits imposed by law.

          15.2.9 Pari Passu SOSA, each of the Indemnifiers and the Guarantors shall, and shall procure that its Subsidiaries shall, ensure that their respective obligations under this Agreement shall at all times rank at least pari passu with all of their other present and future unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by any applicable laws to companies generally and not by contract.

          15.2.10 Corporate Existence Save as permitted by Clause 15.1.4, SOSA, each Indemnifier and each other Guarantor shall in respect of itself and its Subsidiaries ensure that throughout the Facility Period each of the Obligors shall
                    (i) remain duly formed and validly existing under the laws of its respective jurisdiction of incorporation, (ii) remain authorised to do business in the jurisdiction in which it transacts its business, (iii) continue to have the power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Facility Documents to which it is a party, and (iv) continue to comply with all statutory, regulatory and other requirements relative to its business, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

          15.2.11 Admissibility in Evidence SOSA, each Indemnifier and each other Guarantor shall on the request of the Agent obtain all necessary authorisations, consents, approvals, licences, exemptions, filings, registrations, recordings and notarisations required or advisable in connection with the admissibility in evidence of the Facility Documents or any of them in Proceedings in England or any other jurisdiction in which Proceedings have been commenced.

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

          15.2.12 SOSA's Company Status SOSA shall ensure that throughout the Facility Period it operates as a financial holding company under Luxembourg law pursuant to the terms of a letter of the "Administration de l'Enregistrement et des Domaines" dated 9 September 1994 and within the restricted scope of its finance holding status.

          15.2.13 Subordinated Debt SOSA shall ensure that throughout the Facility Period the Subordinated Debt shall be provided on the terms of the Subordinated Note, save to the extent that SNTG converts, cancels or contributes the Subordinated Debt in return for the issuance of Common Shares or as otherwise contemplated by the terms of the Subordinated Note.

          15.2.14 Cash Management System SOSA shall procure that each member of the SO Group complies with the Cash Management System.

          15.2.15 Disposals Targets SOSA shall ensure that Disclosed Permitted Disposals are completed on or before each date set out in column 1 below to generate cumulative Net Disposal Proceeds received by such date of not less than the amount corresponding to such date set out in column 2 below:

                                 Column 1                        Column 2
                                   Date                           Amount

                              31 May 2004                      $50,000,000
                              31 August 2004                   $75,000,000

          15.2.16 Insurances SOSA shall procure that each Shipowning Guarantor that is a member of the SO Group shall ensure that each of the Vessels owned by such Shipowning Guarantor is at all times fully insured upon the terms and conditions set forth in Schedule 14.

          15.2.17 Valuations SOSA shall procure that annual Valuations of the Vessels are provided to the Agent no later than each anniversary date of the first Valuations pursuant to Clause 6.2.12, and at any other time at the request of the Agent.

          15.2.18 Net Disposal Proceeds and Insurance Proceeds Amounts SOSA shall, and shall procure that a relevant Obligor will, promptly deposit 100% of Net Disposal Proceeds and Insurance Proceeds Amounts in connection with a Total Loss or sale of a Vessel over which there is a first lien for the benefit of the Banks into Lock Box One.

     15.3 SOSA's Financial Covenant/Minimum Consolidated Tangible Net Worth SOSA shall not permit its Consolidated Tangible Net Worth on and after each date set forth in column 1 below to be less than the amount corresponding to such date set forth in column 2 below as determined on the basis of the quarterly financials due on the date corresponding thereto as set forth in column 3 below; provided, however, that for the purposes of compliance with this covenant there shall be deducted from Consolidated Tangible Net Worth the amount of any Indebtedness of SOSA or any of

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

          its Subsidiaries to SNSA or any of its Subsidiaries that has been capitalised after 31 December 2003 and the amount of the Equity
          Contribution:

               Column 1                 Column 2                Column 3
            Measuring Date               Amount        Last Date for Delivery of
                                                           Related Financials

              31 May 2004             $100,000,000           31 August 2004
            31 August 2004            $100,000,000          30 November 2004
           30 November 2004            $85,000,000          28 February 2005
           28 February 2005           $100,000,000             31 May 2005

     In the event that the corresponding covenant with respect to SOSA's Consolidated Tangible Net Worth in the Intercreditor, Override and Security Trust Deed is re-set as provided in Clause 6.2(b) of the Intercreditor, Override and Security Trust Deed, then the equivalent provision in this Clause 15.3 shall no longer apply and such re-set covenant in respect of SOSA's Consolidated Tangible Net Worth shall be incorporated mutatis mutandis, into this Agreement, as though it were set out in full in this Agreement.

     15.4 Collateral Value Maintenance Without prejudice to Clauses 8 and 9 SOSA shall ensure that:

          15.4.1 Prior to Equity Contribution or no SNSA Guarantee at all times until both the Equity Contribution shall have occurred, and the SNSA Guarantee shall have been duly executed and delivered and from and after the SNSA Guarantee ceases to be in full force and effect (otherwise than in accordance with its terms) or is repudiated, the Cash Collateral shall at all times not be less than 100% of the Bank Guarantee Outstandings at such time;

          15.4.2 Post Equity Contribution after the Equity Contribution shall have occurred (but subject to Clause 15.4.1 with respect to the SNSA Guarantee):

                    (a) the Value of Qualifying Collateral shall at all times not be less than 100% of the Bank Guarantee Outstandings at such time;

                    (b) the Cash Collateral shall at all times not be less than 50% of the Bank Guarantee Outstandings at such time; and

                    (c) the Value of Qualifying Vessel Collateral shall at all times be not less than 120% of the difference between the Bank Guarantee Outstandings and the Cash Collateral; and

          15.4.3 Post Covenant Release Date after the Covenant Release Date the Cash Collateral shall at all times not be less than 100% of the aggregate Bank Guarantee Outstandings at such time.

     15.5 Compliance with covenants in the Existing Credit Agreements In the event that in connection with the Junior Vessels compliance by any Obligor with any covenant or undertaking set out in any Facility Document would be inconsistent with

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

          compliance with an analogous provision set out in an Existing Credit Agreement, then compliance with such provision in the relevant Existing Credit Agreement shall, for the period of such compliance, constitute compliance with the particular similar covenant or undertaking in the Facility Document.

     15.6 Covenants and Account Pledge Release In the event that following 30 September 2005 (i) all Indebtedness under the $440m Loan Agreement has been irrevocably and unconditionally repaid in full, (ii) all Bank Guarantee Outstandings are fully Cash Collateralised at such time and
          (iii) no Default has occurred and is continuing or would result from giving effect to such request or action:

          15.6.1 Covenant Release at the request of the Obligors' Agent, the covenants contained in this Clause 15 (except for Clauses 15.1.2, 15.1.3, 15.1.11, 15.2.1, 15.2.2, 15.2.16, 15.2.17,
                    15.2.18 and 15.4.3) shall cease to be binding on the Obligors from the date falling five Business Days after such notification from the Obligors' Agent is received by the Agent (the "Covenant Release Date"); and

          15.6.2 Release of Account Pledge the Agent will instruct the Security Trustee to discharge and release the Account Pledge over Lock Box Two.

16   EARNINGS

     16.1 Remittance of Earnings Immediately upon the occurrence of an Event of Default and thereafter for so long as it continues, the Obligors' Agent shall procure that all Earnings are paid to such account(s) as the Agent shall from time to time specify by notice in writing to the Obligors' Agent in accordance with the terms of the Assignments, subject to applicable law and prior contractual arrangements.

17   EVENTS OF DEFAULT

     17.1 The Agent's rights If any of the events set out in Clause 17.2 occurs, and if such event is in the reasonable opinion of an Instructing Group is capable of remedy and remains unremedied for 14 days after notice thereof has been given by the Agent to the Obligors' Agent (except in relation to any of the events described in Clauses 17.2.1, 17.2.3, 17.2.4, 17.2.5, 17.2.6, 17.2.7, 17.2.12, 17.2.18 and 17.2.22 where such remedy period shall not apply) the Agent may at its discretion and shall if so directed by an Instructing Group by notice to the Obligors' Agent declare the Banks, the Issuing Banks and the Agent to be under no further obligation to the Obligors' Agent or any other Obligor under or pursuant to this Agreement including to issue any further Bank Guarantees, may declare all or any part of the Obligations (including such unpaid interest as shall have accrued) to be immediately payable, whereupon the Obligations (or the part of the Obligations referred to in the Agent's notice) shall immediately become due and payable without any further demand or notice of any kind and may exercise its rights under Clause 9.1 to demand cash cover.

     17.2 Events of Default The events referred to in Clause 17.1 are:

          17.2.1 payment default if any Obligor defaults in the payment of any part of the Obligations when due (or within three Business Days of such date where default is due solely to an error in the transmission of funds); or

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

          17.2.2 other default if any Obligor fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in any of the Facility Documents or shall in any other way be in breach of any of the Facility Documents; or

          17.2.3 misrepresentation or breach of warranty if any representation, warranty or statement made, deemed to be made, or repeated under any of the Facility Documents or in any accounts, certificate, notice, instrument, written statement or opinion delivered by or on behalf of an Obligor under or in connection with any Facility Document is incorrect in any material respect when made, deemed to be made or repeated; or

          17.2.4 execution if a distress, diligence or execution or other process of a court or authority is levied on any of the property of any of the Obligors or any of the Principal Subsidiaries before or after final judgment or decree by order of any competent court or authority for an amount in excess of $10,000,000 or its equivalent in any other currency and is not satisfied or stayed (with a view to being contested in good faith) within 14 days of levy; or

          17.2.5 insolvency events if any of the Obligors or any of the Principal Subsidiaries:

                    (a) resolves to appoint, or applies for, or consents to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets other than for the purposes of a merger or amalgamation pursuant to Clause 15.1.4; or

                    (b) is unable or admits its inability to pay its debts as they fall due; or

                    (c) makes a general assignment for the benefit of creditors; or

                    (d)  ceases trading or threatens to cease trading; or

                    (e) has appointed an Inspector under the Companies Act 1985 or any statutory provision which the Agent in its discretion considers analogous thereto; or

                    (f) commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness, other than as contemplated by the Intercreditor, Override and Security Trust Deed; or

          17.2.6 insolvency proceedings if (i) any proceedings are commenced or threatened, or any order or judgment is given by any court, for the bankruptcy, liquidation, winding up, or re-organisation of any of the Obligors or any of the Principal Subsidiaries, which proceeding, if not commenced by such Obligor or Principal Subsidiary, is not discharged within 30 days of its commencement; or (ii) if any encumbrancer takes possession of, or a receiver, administrative receiver or administrator or similar officer is appointed over or in relation to, all or any material part of the assets of any Obligor or any Principal Subsidiary; or (iii) a meeting is convened, an application is made or any other step is taken, or any notice is given of the intention to convene a meeting or take any other step, for the purpose of appointing a receiver, administrative receiver or other similar officer of or in relation to any Obligor or any Principal Subsidiary; or (iv) an application is made or any other such document is issued, a meeting is convened, or any other step is taken, or any notice is given of the intention to convene a meeting or take any other step, for the purpose of appointing an administrator or other similar officer of, or for the making of an administration order in relation to any Obligor or any Principal Subsidiary; or (v) if any person appoints or purports to appoint a liquidator or trustee in relation to any Obligor or any Principal Subsidiary; or (vi) any creditor seeks to attach or enforce its Encumbrance on any asset of the SO Group; in each case excluding any frivolous or vexatious claims or proceedings.

          17.2.7 impossibility or illegality unless covered by Clause 22.7, if any event occurs which would, or would with the passage of time, render performance of any of the Facility Documents impossible, unlawful or unenforceable by the Banks, the Agent or the Security Trustee; or

          17.2.8 conditions subsequent if any of the conditions set out in Clause 6.2 is not satisfied within the time reasonably required by the Agent with respect to the conditions referred to at Clauses 6.2.1 to 6.2.4 inclusive and otherwise within the time period specified except where such condition has not been satisfied due to an act or omission on the part of a Finance Party; or

          17.2.9 revocation or modification of consents etc. if any material consent, licence, approval or authorisation which is now or which at any time during the Facility Period becomes necessary to enable any of the Obligors to comply with any of their obligations in or pursuant to any of the Facility Documents is revoked, withdrawn or withheld, or modified in a manner which the Agent reasonably considers is, or may be, prejudicial to the interests of the Banks in a material manner, or any material consent, licence, approval or authorisation ceases to remain in full force and effect; or

          17.2.10 curtailment of business if the business of any of the Obligors is wholly or partially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Obligors (other than a Vessel referred to in Clause 15.2.2) is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government; or

          17.2.11 loss of Vessel if any Vessel, or any such other vessel which may from time to time be mortgaged to the Banks (or to the Agent or the Security Trustee on their behalf) as security for the repayment of all or any part of the Obligations is arrested, seized, taken in execution, impounded, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of a Shipowning Guarantor and such Shipowning Guarantor shall fail to procure the release of such Vessel within 21 days thereafter, provided that such an event is likely to have a Material Adverse Effect, or such Vessel or such other vessel is otherwise destroyed, abandoned, confiscated, forfeited, condemned as prize or otherwise becomes a Total Loss, except that a Total Loss shall not be an Event of Default if:

                    (a) such Vessel or such other vessel (as the case may be) is insured in accordance with the Facility Documents; and

                    (b) payment of all Insurance Proceeds Amounts in respect of the Total Loss (as required by Clause 15.2.2) is made in full into Lock Box One on the date which is the earlier to occur of (A) 180 days after the date of the Total Loss of the relevant Mortgaged Vessel occurring and (B) the date on which the relevant Shipowning Guarantor (or the Agent or the Security Trustee as its assignee pursuant to the relevant Assignment or, in respect of the Junior Vessels, any agent or trustee under the Existing Credit Agreements) receives the proceeds of such Total Loss; or

          17.2.12 default of other indebtedness if any other indebtedness or obligation for borrowed money of any of the Obligors or any Principal Subsidiary becomes due or capable of being declared due prior to its stated maturity by reason of default on the part of that Obligor or Principal Subsidiary (as the case may be), or is not repaid or satisfied on the due date for its repayment or any such other loan, guarantee or indebtedness becomes enforceable save, in either case, for amounts of less than five million Dollars ($5,000,000) in the aggregate for all cases, or its equivalent in any other currency, and claims contested in good faith; or

          17.2.13 reduction of capital if any of the Obligors reduces its authorised or issued or subscribed capital except reductions effected in compliance with Clause 15.1.4; or

          17.2.14 challenge to registration if the registration of any Vessel or any Mortgage becomes void or voidable or liable to cancellation or termination and, provided that the Agent is satisfied that such circumstances have arisen for reasons beyond the control of the relevant Shipowning Guarantor or any other member of the SO Group, the relevant Shipowning Guarantor has not within a period of 20 Business Days of the relevant circumstances arising (or such longer period as the Agent may agree) arranged for the re-registration of the relevant Vessel in another jurisdiction subject to a Mortgage in the agreed form and executed such further documents as the Agent may in its absolute discretion require in accordance with Clause 25.5 and provided to the Agent such corporate authorities, vessel documents and legal opinions (consistent with those provided pursuant to Clauses
                    6.1.7 and 6.2.2 and Schedule 9) as the Agent may in its absolute discretion require; or

          17.2.15 war if the country of registration of any Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent reasonably considers that, as a result, the security conferred by the Facility Documents is materially prejudiced; or

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

          17.2.16 notice of termination if any Guarantor or any Shipowning Guarantor gives notice to the Agent to terminate its material obligations under the Guarantee or any of the Shipowners' Guarantees, as appropriate; or

          17.2.17 claim against Obligor's assets except for Permitted Liens, if a maritime or other Encumbrance, distress or similar charge is levied upon or against any Vessel, or upon or against any substantial part of the assets of SOSA or other Obligor or a Principal Subsidiary (on a consolidated basis) and such is not discharged within 14 Business Days after any Obligor or Principal Subsidiary (as the case may be) has become aware of the same; or

          17.2.18 Obligor's business if all or a substantial part of SOSA's or any Obligor's business is destroyed, abandoned, seized, appropriated or forfeited for any reason; or

          17.2.19 ownership if any of the Indemnifiers, the Senior Shipowning Guarantors or the Guarantors other than SOSA ceases to be 100% directly or indirectly beneficially owned by SOSA or, if any of the relevant Junior Shipowning Guarantors ceases to be 100% directly or indirectly beneficially owned by SOSA; or

          17.2.20 final judgments if any of the Obligors fails to comply with any non appealable court order or fails to pay a final unappealable judgment against it, in either case, in excess of $10,000,000 which remains unsettled for 14 days; or

          17.2.21 third party charters if any Obligor fails to comply with Clause 15.1.2; or

          17.2.22 cross default if there occurs and is continuing any Event of Default (as that expression is respectively defined in any of the Existing Credit Agreements) under any of the Existing Credit Agreements; or

          17.2.23 executive management of SOSA if (i) any Executive Officer ceases to serve as a member of the executive management of SOSA (other than as a result of an extended illness or bereavement) and he or she is not replaced by a person satisfactory to an Instructing Group acting reasonably within 45 days of so ceasing to serve, or (ii) the engagement of the Chief Restructuring Officer is terminated prior to the termination date specified in the engagement letter dated 6 November 2003 between the Chief Restructuring Officer and SOSA, (iii) the Chief Executive Officer has not been elected to the board of directors of SOSA by the shareholders of SOSA, or that his appointment to the board of directors of SOSA has not been approved by the shareholders of SOSA, on or before 31 May 2004 or (iv) the Chief Executive Officer is removed from the board of directors of SOSA and is not replaced within 45 days by a person satisfactory to an Instructing Group acting reasonably; or

          17.2.24 invalidity if any Facility Document is not or ceases to be in full force and effect or does not or ceases to constitute the legal, valid, binding and enforceable obligations of the Obligors; or

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          17.2.25   material adverse change if any material adverse change
                    occurs in any of the business, condition (financial or otherwise), operations, performance, properties or prospects of the SO Group (taken as a whole) in the reasonable opinion of the Banks; or

          17.2.26 auditor's qualification if the auditors of SOSA qualify their annual audit report to the consolidated accounts of SOSA in a manner which is, in the opinion of an Instructing Group, material in the context of the Facility Documents and the transactions contemplated in those documents; or

          17.2.27 repudiation if any Obligor repudiates a Facility Document or does or causes to be done any act or thing evidencing an intention to repudiate a Facility Document; or

          17.2.28 litigation if any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or overtly threatened in relation to the Facility Documents or the transactions contemplated in the Facility Documents or against any member of the SO Group or its assets which is reasonably likely to be determined against such member of the SO Group and if so determined could, in the opinion of an Instructing Group, reasonably be expected to have a Material Adverse Effect.

18   SET-OFF AND LIEN

     18.1 Set-off Each of the Obligors' Agent, the Indemnifiers and the Guarantors irrevocably authorises the Finance Parties at any time after all or any part of the Obligations shall have become due and payable to set off without notice any liability of the Obligors' Agent, any Indemnifier or any Guarantor (as the case may be) to any of the Finance Parties (whether present or future, actual or contingent, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of the Obligors' Agent, such Indemnifier or such Guarantor (as the case may be) (whether current or otherwise and whether or not subject to notice) with any branch of any of the Finance Parties in or towards satisfaction of the Obligations and, in the name of that Finance Party, the Obligors' Agent, such Indemnifier or such Guarantor (as the case may be), to do all acts (including converting or exchanging any currency) and execute all documents which may be required to effect such application.

     18.2 Lien If an Event of Default has occurred and is continuing, each Finance Party shall have an Encumbrance on and be entitled to retain and realise as additional security for the repayment of the Obligations any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of any kind of the Obligors' Agent, the Indemnifiers or the Guarantors (or of that Finance Party as agent or nominee of the Obligors' Agent, such Indemnifier or such Guarantor) from time to time held by that Finance Party, whether for safe custody or otherwise.

     18.3 Restrictions on withdrawal Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Obligors' Agent, any Indemnifier or any Guarantor (as the case may be) with any of the Finance Parties, no

                                      -68-
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          such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Obligors' Agent, such Indemnifier or such Guarantor (as the case may be) after an Event of Default has occurred and while such Event of Default is continuing, but any Finance Party may from time to time permit the withdrawal of all or any part of any such deposit or balance without affecting the continued application of this Clause.

     18.4 Application Whilst an Event of Default is continuing, each of the Obligors' Agent, the Indemnifiers and the Guarantors irrevocably authorises the Agent to apply all sums which the Agent may receive:

          18.4.1 pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

          18.4.2 by way of payment to the Agent of any sum in respect of the Insurances, Earnings or Requisition Compensation of a Vessel; or

          18.4.3 otherwise pursuant to, arising under or in connection with any of the Facility Documents,

          in or towards satisfaction, or by way of retention on account, of the Obligations, in such manner as the Agent may in its discretion determine.

19   ASSIGNMENTS BY OBLIGORS

     19.1 Assignments and transfers by the Obligors No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder, except with respect to the appointment of a successor Obligors' Agent which is made in accordance with the definition thereof in Clause 1.1.

20   ADDITIONAL INDEMNIFIERS

     20.1 Additional Indemnifiers

          20.1.1 An Indemnifier may request that any of SOSA's trading Subsidiaries becomes an Additional Indemnifier. That Subsidiary shall become an Additional Indemnifier upon the following conditions being satisfied:

                    (a) the Agent shall approve the addition of that Subsidiary as an Additional Indemnifier;

                    (b) the Agent shall have received a duly completed and executed Accession Agreement with respect to such Subsidiary;

                    (c) no Default shall be continuing or would occur as a result of that Subsidiary becoming an Additional Indemnifier; and

                    (d) the Agent shall have received such documents and other evidence listed in Clause 6.1 in relation to such Additional Indemnifier as the Agent shall deem appropriate, each in form and substance reasonably satisfactory to the Agent.

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          20.1.2    The Agent shall notify the Indemnifiers and the Issuing
                    Banks promptly upon the provisions of Clause 20.1.1 having been satisfied with respect to an Additional Indemnifier.

21   ASSIGNMENTS AND TRANSFERS BY FINANCE PARTIES AND SUB-PARTICIPATION

     21.1 Right to assign Each of the Banks may with the prior written consent of the Issuing Banks assign or transfer all or any of its rights under or pursuant to the Facility Documents to any other branch of that Bank or to any other bank or financial institution, and may grant sub-participations in all or any part of its Commitment and Bank Guarantee Outstandings provided that such assignment or transfer does not result in an Indemnifier being subject to any additional Tax or other financial or legal obligations other than those contemplated by the terms of this Agreement at the time of such assignment or transfer.

     21.2 Indemnifier's co-operation Each of the Indemnifiers and the Guarantors will co-operate fully with the Banks in connection with any assignment, transfer or sub-participation pursuant to Clause 21.1, will execute and procure the execution of such documents as the Banks may require in connection therewith, and irrevocably authorises each of the Finance Parties to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Obligors, the Facility or the Facility Documents which each such Finance Party may in its discretion consider necessary or desirable (subject to any duties of confidentiality applicable to the Banks generally).

     21.3 Rights of assignee Any assignee, transferee or sub-participant of a Bank shall (unless limited by the express terms of the assignment, transfer or sub-participation) take the full benefit of every provision of the Facility Documents benefiting that Bank.

     21.4 Transfer Certificates

          21.4.1 If any Bank wishes to transfer all or any of its Commitment and interest in the Bank Guarantee Outstandings as contemplated in Clause 21.1 then such transfer shall be effected upon the payment of a transfer fee equal to $2,000 and by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after the date of delivery of such Transfer Certificate to the Agent:

                    (a) to the extent that in such Transfer Certificate the Bank which is a party thereto seeks to transfer its Commitment and the interest in Bank Guarantee Outstandings in whole, the Obligors and such Bank shall be discharged and released from further obligations towards each other under this Agreement and their respective rights against each other shall be cancelled other than existing claims against such Bank for breach of this Agreement (such rights, benefits and obligations being referred to in this Clause 21.4 as "discharged rights and obligations");

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                    (b)  the Obligors and the Transferee which is a party to
                         such Transfer Certificate shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Obligors and such Transferee have assumed and/or acquired the same in place of the Obligors and such Bank; and

                    (c) the Agent, the Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

          21.4.2 Power of Attorney In order to give effect to each Transfer Certificate the Finance Parties and the Obligors party hereto each hereby irrevocably and unconditionally appoint the Agent as its true and lawful attorney with full power to execute on their respective behalves each Transfer Certificate delivered to the Agent pursuant to Clause 21.4 without the Agent being under any obligation to take any further instructions from or give any prior notice to, any of the Finance Parties or, subject to the Indemnifiers' rights under Clause 21.1, the Obligors before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the other Finance Parties and the Obligors party hereto immediately upon its receipt of the same pursuant to Clause 21.4.

          21.4.3 Notification The Agent shall promptly notify the other Finance Parties, the Transferee and the Indemnifiers on the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

22   PAYMENTS, MANDATORY PREPAYMENT, RESERVE REQUIREMENTS AND ILLEGALITY

     22.1 Payments All amounts payable by the Obligor' Agent, the Indemnifiers and the Guarantors under or pursuant to any of the Facility Documents shall be made payable to the Agent and paid to such accounts at such banks as the Agent may from time to time direct to the Obligor' Agent, any Indemnifier or any Guarantor (as the case may be), and (unless payable in any other Currency of Account) shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value). Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its reasonable discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Agent on the Business Day next following the date of receipt of advice by the Agent.

     22.2 No deductions or withholdings All payments (whether of principal or interest or otherwise) to be made by the Obligor' Agent, any Indemnifier and/or any Guarantor

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          pursuant to the Facility Documents shall, subject only to Clause 22.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature unless required by law, and none of the Obligors' Agent, the Indemnifiers, or the Guarantors will claim any equity in respect of any payment due from it to the Banks, the Issuing Banks, the Security Trustee or to the Agent under or in relation to any of the Facility Documents.

     22.3 Grossing-up If at any time any law requires (or is interpreted to require) or the Obligor' Agent, any Indemnifier or any Guarantor to make any deduction or withholding from any payment (or requires the Agent to make any such deduction or withholding from any payment received or receivable from the Obligor' Agent, any Indemnifier or Guarantor), or to change the rate or manner in which any required deduction or withholding is made, the Obligor' Agent, such Indemnifier or such Guarantor (as the case may be) will promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, each of the Agent, the Security Trustee, the Issuing Banks and the Banks in all cases receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

     22.4 Evidence of deductions If at any time the Obligor' Agent, any Indemnifier or any Guarantor is required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Facility Documents, the Obligor' Agent, such Indemnifier or such Guarantor (as the case may be) will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than 30 days after making that payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence reasonably acceptable to the Banks, evidencing the payment to that authority of all amounts required to be deducted or withheld. If the Obligor' Agent, an Indemnifier and/or Guarantor makes any deduction or withholding from any payment under or pursuant to any of the Facility Documents, and a Bank or Issuing Bank subsequently receives a credit, refund, relief, remission or allowance from any tax authority which that Bank or Issuing Bank identifies as being referable to that deduction or withholding, that Bank or Issuing Bank shall, as soon as reasonably practicable, interfering with the businesses operations of that Bank or Issuing Bank, pay to the Obligor' Agent, such Indemnifier and/or Guarantor an amount equal to the amount of the credit, refund, relief, remission or allowance received, if and to the extent that it may do so without prejudicing its right to benefit from that credit, refund, relief, remission or allowance and without putting itself in any worse financial position than that in which it would have been had the deduction or withholding not been required to have been made. Nothing in this Clause shall be interpreted as imposing any obligation on any Bank or Issuing Bank unless requested by the Obligor' Agent, an Indemnifier and/or Guarantor to apply for any credit, refund, relief, remission or allowance nor as restricting in any way the manner in which any Bank or Issuing Bank organises its tax affairs, nor as imposing on any Bank or Issuing Bank any obligation to disclose to the Obligor' Agent, the Indemnifiers and/or Guarantors any information regarding its tax affairs or tax computations. All reasonable costs and expenses incurred by any Bank or Issuing Bank in obtaining or seeking to obtain a

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

          credit, refund, relief, remission or allowance from any tax authority pursuant to this Clause shall be for the relevant Obligor's account.

     22.5 Adjustment of due dates If any payment to be made under any of the Facility Documents, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business
          Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

     22.6 Change in law If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:

          22.6.1 any Finance Party (or the holding company of any Finance Party) shall be subject to any Tax with respect to payments of all or any part of the Obligations or the Banks' Obligations; or

          22.6.2 the basis of Taxation of payments to any Finance Party in respect of all or any part of the Obligations shall be changed; or

          22.6.3 any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of any Finance Party or its direct or indirect holding company; or

          22.6.4 any ratio (whether cash, capital adequacy, liquidity or otherwise) which any Finance Party or its direct or indirect holding company is required or requested to maintain shall be affected; or

          22.6.5 there is imposed on any Finance Party (or on the direct or indirect holding company of any Finance Party) any other condition in relation to the Obligations or the Facility Documents),

          and the result of any of the above shall be to increase the cost to the Agent in undertaking or maintaining the Banks' Obligations, or to cause any Finance Party to suffer (in its reasonable opinion) a material reduction in its rate of return attributable to its participation in the Facility and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement, the Finance Party affected shall notify the Agent and, on demand to the Indemnifiers by the Agent, the Indemnifiers shall from time to time pay to the Agent for the account of the Agent the amount which shall compensate that Finance Party or the Agent (or the relevant holding company) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Agent or of the Finance Party affected setting out the amount of that payment and the basis of its calculation shall be submitted to the Indemnifiers and shall be conclusive evidence of such amount save for manifest error or on any question of law.

         This Clause 22.6 does not apply to the extent any increased cost is (i) attributable to breach by the relevant Finance Party under the Facility Document (ii) attributable to

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          fraud or the wilful breach by the relevant Finance Party of any law or regulation or (iii) compensated for by Clause 22.3.

     22.7 Illegality and impracticality Notwithstanding anything contained in the Facility Documents, the obligations of any Issuing Bank to issue any Bank Guarantee shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for any Bank to maintain its Commitment. In such event the Issuing Bank affected shall notify the Agent and the Agent shall, by written notice to the Indemnifier, declare the Issuing Banks, and to the Banks' and/or the Agent's obligations (as the case may be) to be immediately terminated.

     22.8 Mitigation Each of the Finance Parties shall, in consultation with the Agent, take all reasonable steps to mitigate any circumstances which arise and result in any amount becoming payable under, or Commitment being cancelled pursuant to this Clause 22, including by way of transferring its rights and obligations under the Facility Documents to an affiliate thereof, provided that nothing in this Clause 22.8 shall in any way limit the obligations of the Obligors under the Facility Documents.

23   COMMUNICATIONS

     23.1 Method Except for Communications pursuant to Clause 14, which shall be made or given in accordance with Clause 14.21, any Communication may be given, delivered, made or served (as the case may be) under or in relation to this Agreement by letter or fax and shall be in the English language and sent addressed:

          23.1.1 in the case of any of the Finance Parties to the Agent at its address at the head of this Agreement (fax no: + 44 20
                    (0) 7991 4351 marked for the attention of: Chris D. Merrett; and

          23.1.2 in the case of the Obligor' Agent, each Indemnifier and/or each Guarantor to the Communications Address;

          or to such other address or fax number as the Finance Parties, any Indemnifier or any Guarantor may designate for themselves by written notice to the others.

     23.2 Timing A Communication shall be deemed to have been duly given, delivered, made or served to or on, and received by a party to this Agreement except as otherwise expressly provided:

          23.2.1 in the case of a fax when the sender receives one or more transmission reports showing the whole of the Communication to have been transmitted to the correct fax number;

          23.2.2 if delivered to an officer of the relevant party or (in the case of the Obligor' Agent, any Indemnifier and/or any Guarantor) left at the Communications Address at the time of delivery or leaving; or

          23.2.3 if posted, at 9.00 a.m. on the third Business Day after posting by prepaid first class post.

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          All Communications shall be in writing and unless otherwise stated be by fax or letter. Any Communication by fax shall be promptly confirmed in writing by post or hand delivery.

24   GENERAL INDEMNITIES

     24.1 Currency In the event of any Finance Party receiving or recovering any amount payable under any of the Facility Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Indemnifiers and/or the Guarantors (as the case may be) shall, on the Agent's written demand, pay to the Agent such deficit in the Currency of Account as is sufficient to satisfy in full the amount due and that deficit shall be due to the Agent on behalf of the Finance Parties as a separate debt under this Agreement.

     24.2 Costs and expenses Each of the Indemnifiers and the Guarantors will, within 14 days of the Agent's written demand or as otherwise provided in this Agreement, reimburse the Agent (on behalf of each of the Finance Parties) for all reasonable out of pocket expenses including all reasonable professional fees (including accountants', insurance advisers, valuers' and legal fees) (including Value Added Tax or any similar or replacement tax if applicable) of and incidental to:

          24.2.1 the negotiation, syndication, preparation, execution and registration of the Facility Documents (whether or not any of the Facility Documents are actually executed or registered and whether or not any Bank Guarantee is issued);

          24.2.2 any amendments, addenda or supplements to any of the Facility Documents (whether or not completed);

          24.2.3 any other documents which are required to give effect to any of the Facility Documents or which any Finance Party is entitled to call for or obtain pursuant to any of the Facility Documents (including, without limitation, all premiums and other sums from time to time payable by the Agent or the Security Trustee in relation to the Mortgagees' Insurances); and

          24.2.4 the exercise of the rights, powers, discretions and remedies of the Finance Parties under or pursuant to the Facility Documents.

     24.3 Events of Default Each of the Indemnifiers and the Guarantors shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party as a consequence of any Event of Default.

     24.4 Protection and enforcement Each of the Indemnifiers and the Guarantors shall indemnify the Finance Parties from time to time on demand against all losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for in or about the protection, maintenance or enforcement of the rights conferred on the Finance Parties by the Facility Documents or in or about the exercise or purported exercise by the Finance Parties of any of the rights, powers, discretions or remedies vested in them under or arising out of the Facility Documents, including (without limitation) any losses, costs and liabilities which any Finance Party may

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          from time to time sustain, incur or become liable for by reason of any
          Finance Party being mortgagees of any Vessel and/or a registered owner of shares as security holder under a Share Pledge and/or a lender or guarantee provider to the Indemnifier, or by reason of any Finance Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of any Vessel. No such indemnity will be given to a Finance Party where any such loss, cost or liability has occurred due to gross negligence or wilful misconduct on the part of that Finance Party however this shall not affect the right of any other Finance Party to receive any such indemnity.

     24.5 Reimbursement of Finance Parties Each of the Indemnifiers and the Guarantors will from time to time reimburse the Finance Parties on demand for all sums which any Finance Party may or is required to pay on account of any of the Obligors or in connection with any Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which any Finance Party may or is required to pay or guarantees which any Finance Party may or is required to give in respect of the Insurances, any expenses incurred by any Finance Party in connection with the maintenance or repair of any Vessel or in discharging any Encumbrance, bond or other claim relating in any way to any Vessel, and any sums which any Finance Party may or is required to pay or guarantees which they may or are required to give to procure the release of any Vessel from arrest or detention.

     24.6 Taxes Each of the Indemnifiers and the Guarantors shall pay all Taxes to which all or any part of the Obligations or any of the Facility Documents may be at any time subject and shall indemnify the Finance Parties on demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes. The indemnity contained in this Clause shall survive the repayment of the Obligations.

25   MISCELLANEOUS

     25.1 Waivers No failure or delay on the part of any Finance Party in exercising any right, power, discretion or remedy under or pursuant to any of the Facility Documents, nor any actual or alleged course of dealing between any Finance Party and any of the Obligors, shall operate as a waiver of, or acquiescence in, any default on the part of any Obligor, unless expressly agreed to do so in writing by the Agent, nor shall any single or partial exercise by any Finance Party of any right, power, discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by a Finance Party of any other right, power, discretion or remedy.

     25.2 No oral variations No variation or amendment of any of the Facility Documents shall be valid unless in writing and signed on behalf of the Finance Parties by the Agent and the relevant Obligor or Obligors, as the case may be.

     25.3 Severability If at any time any provision of any of the Facility Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

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     25.4 Successors etc. The Facility Documents shall be binding on the
          Obligors and shall enure to the benefit of the Finance Parties and their respective successors, transferees and assignees. Neither any Indemnifier nor any Guarantor may assign or transfer any of its rights or duties under or pursuant to any of the Facility Documents without the prior written consent of the Banks.

     25.5 Further assurance If any provision of the Facility Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Finance Parties on their behalf are considered by the Banks for any reason insufficient to carry out the terms of this Agreement, then from time to time the Indemnifiers and/or the Guarantors (as the case may be) will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the reasonable opinion of the Banks are necessary to provide adequate security for the repayment of the Obligations.

     25.6 Other arrangements The Finance Parties may, without prejudice to their rights under or pursuant to the Facility Documents, at any time and from time to time, on such terms and conditions as they may in their discretion determine, and without notice to any Obligor, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Finance Parties or any of them in respect of all or any part of the Obligations, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of any Obligor (as the case may be) or the rights of the Finance Parties under or pursuant to the Facility Documents.

     25.7 Advisers The Indemnifiers and the Guarantors irrevocably authorise the Agent, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessels. The Indemnifiers and the Guarantors will provide such advisers and consultants with all information and documents which they may from time to time reasonably require and will reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or consultants.

     25.8 Delegation The Finance Parties may at any time and from time to time delegate to any person any of their rights, powers, discretions and remedies pursuant to the Facility Documents, other than rights relating to actions to be taken by an Instructing Group or the Banks as a group on such terms as they may consider appropriate (including the power to sub-delegate).

     25.9 Rights etc. cumulative Every right, power, discretion and remedy conferred on the Finance Parties under or pursuant to the Facility Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which they may at any time be entitled by law or in equity. The Finance Parties may exercise each of their rights, powers, discretions and remedies as often and in such order as they deem appropriate subject to obtaining the prior written consent of an Instructing Group. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise any other right, power, discretion or remedy either simultaneously or subsequently.

    25.10 No enquiry The Finance Parties shall not be concerned to enquire into the powers of the Obligors or of any person purporting to act on behalf of any of the Obligors, even if any of the Obligors or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not any Finance Parties had notice thereof.

    25.11 Continuing security The security constituted by the relevant Facility Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Obligations shall have been repaid in full and none of the Finance Parties shall be under any further actual or contingent liability to any third party in relation to the Vessels, the Insurances, Earnings or Requisition Compensation or any other matter referred to in the Facility Documents.

    25.12 Security cumulative The security constituted by the relevant Facility Documents shall be in addition to any other security now or in the future held by the Finance Parties or any of them for or in respect of all or any part of the Obligations, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of any of the Finance Parties, nor affected by any irregularity, defect or informality, or by any discharge, release, exchange or variation of any such security.
          Section 93 of the Law of Property Act 1925 and all provisions which the Agent considers analogous thereto under the law of any other relevant jurisdiction shall not apply to the security constituted by the relevant Facility Documents.

    25.13 No release or discharge In the event that any amount paid to any Finance Party in respect of the Obligations is avoided on insolvency, liquidation or otherwise then to the extent such payment is avoided, the liability of the Obligors in respect of such Obligations and the liability for such obligation and security interests granted under the Facility Documents shall continue as if such payment had not occurred and the release and discharge provided herein (or in any Facility Document) or according to this Agreement (or any Facility Document) had not occurred.

    25.14 No liability None of the Finance Parties, nor any agent or employee of any Finance Party, nor any receiver and/or manager appointed by the Agent or the Security Trustee, shall be liable for any losses or any special, indirect, consequential or punitive damages which may be incurred under or in connection with the Facility Documents or the transactions contemplated thereunder, nor liable as mortgagee or security holder in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee or security holder in possession might otherwise be liable unless such Finance Party's action constitutes gross negligence or wilful misconduct. Each of the Obligors' Agent, the Indemnifiers and the Guarantors waives, discharges, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue on any such claim for any such losses or damages whether or not accrued and whether or not known or expected to exist in its favour, except in the event that such party alleges gross negligence or wilful misconduct.

    25.15 Rescission of payments etc. Any discharge, release or reassignment by any of the Finance Parties of any of the security constituted by, or any of the obligations of any

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          Obligor contained in, any of the relevant Facility Documents shall be
          (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law, unless such Finance Party's action constitutes gross negligence or wilful misconduct.

    25.16 Subsequent Encumbrances If the Agent or the Security Trustee receives notice of any subsequent Encumbrance (other than any Permitted Liens) affecting any Vessel, or all or any part of the Insurances, Earnings or Requisition Compensation, the Agent may open a new account in its books for the Indemnifiers. If the Agent does not open a new account, then (unless the Encumbrance is permitted by the terms of this Agreement or the Agent gives written notice to the contrary to the Indemnifiers) as from the time of receipt by the Agent of notice of such subsequent Encumbrance, all payments made to the Agent shall be treated as having been credited to a new account of the Indemnifiers and not as having been applied in reduction of the Obligations.

    25.17 Releases If any Finance Party shall at any time in its discretion discharge or release any party from all or any part of any of the Facility Documents or from any term, covenant, clause, condition or obligation contained in any of the Facility Documents, the liability of any other party to the Facility Documents shall not be varied or diminished.

    25.18 Certificates Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Obligations (or any part of the Obligations) or any other amount referred to in any of the Facility Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the relevant Obligor of that amount.

    25.19 The Banks' Obligations Neither the Agent, nor the Security Trustee nor any agent or employee of the Agent or the Security Trustee shall be liable to the Obligors for any loss or damage arising from any action taken or omitted in relation to the Banks' Obligations, unless caused by its or their gross negligence or wilful misconduct. In particular, but without limitation, neither the Agent nor any agent or employee of the Agent shall be liable for any loss or damage arising from any delay, loss, error, omission, variation or mutilation in the transmission, translation, coding or decoding of all or any part of the Banks' Obligations or any communication in connection with the Banks' Obligations.

    25.20 Survival of representations and warranties The representations and warranties on the part of each of the Indemnifiers and the Guarantors contained in this Agreement shall survive the execution of this Agreement and the advance of the Facility or any part thereof.

    25.21 Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same.

    25.22 Third Party Rights Other than the provisions of Clause 25.14 which the parties hereto acknowledge shall extend to the employees, agents, receivers and managers of the Finance Parties and may be relied upon by such employees, agents, receivers and managers no term of this Agreement shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

          For the avoidance of doubt however it shall not be necessary for the parties to this Agreement to obtain the consent of the employees, agents, receivers and managers of the Finance Parties in order to amend, supplement or modify the terms of this Agreement.

    25.23 Loan account Each Bank and each Issuing Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time owing to it, actually or contingently, under the Facility Documents. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Indemnifiers, the Guarantors and the Shipowning Guarantors under this Agreement and the other Facility Documents.

26   LAW AND JURISDICTION

     26.1 Governing law This Agreement shall in all respects be governed by and interpreted in accordance with English law.

     26.2 Jurisdiction For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts. Each of the Obligors' Agent, the Indemnifiers and the Guarantors irrevocably waives any objection which it may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum.

     26.3 Alternative jurisdictions Nothing contained in this Clause shall limit the right of the Finance Parties to commence any Proceedings against any Indemnifier or any Guarantor in any other court of competent jurisdiction nor shall the commencement of any Proceedings against the Obligors' Agent, any Indemnifier or any Guarantor in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

     26.4 Service of process Without prejudice to the right of the Finance Parties to use any other method of service permitted by law, each of the Obligors' Agent, the Indemnifiers and the Guarantors irrevocably agrees that any claim form, writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9.00 a.m. on the third Business Day after posting by prepaid first class registered post.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

                                   SIGNATORIES

SIGNED by                           )
duly authorised for and on behalf   )    IAN MCMILLAN
of HSBC BANK PLC                    )    (SENIOR MANAGER)
(as a Bank)                         )
in the presence of:                 )

SIGNED by                           )    BERNARD LANDEAU
duly authorised for and on behalf   )    (HEAD OF ADVISORY SERVICES)
of CREDIT LYONNAIS                  )
(as a Bank)                         )    MICHEL TOLILA
in the presence of:                 )    (VICE PRESIDENT)

SIGNED by                           )
duly authorised for and on behalf   )    SANJIV NAYAR
of DNB NOR BANK ASA                 )    (FIRST VICE PRESIDENT)
(formerly DEN NORSKE BANK           )
ASA                                 )    ALFRED C. JONES, III
(as a Bank)                         )    (SENIOR VICE PRESIDENT
in the presence of: Cathleen Buckley)    AND GENERAL COUNSEL)

SIGNED by                           )
duly authorised for and on behalf   )    MICHAEL ZANDER
of ING CAPITAL LLC                  )    (MANAGING DIRECTOR)
(as a Bank)                         )
in the presence of:                 )

SIGNED by                           )
duly authorised for and on behalf   )    BJOERN SCHILLING
of VEREINS-UND                      )    (VICE PRESIDENT)
WESTBANK AG                         )
(as a Bank)                         )    BIRGIT MARQUART
in the presence of:                 )    (SENIOR VICE PRESIDENT)

SIGNED by                           )
duly authorised for and on behalf   )    ANNE ENGEN
of NORDEA BANK FINLAND              )    (VICE PRESIDENT)
PLC, NEW YORK BRANCH                )
(as a Bank)                         )    HANS CHR. KJELSRUD
in the presence of:                 )    (SENIOR VICE PRESIDENT)

SIGNED by                           )
duly authorised for and on behalf   )    STEVE DOBSON
of SCOTIABANK EUROPE PLC            )    (DIRECTOR,
(as a Bank)                         )    SPECIAL ACCOUNT MANAGEMENT)
in the presence of:                 )

SIGNED by                           )
duly authorised for and on behalf   )    ARNAUD STEVENS
of NATEXIS BANQUES                  )    (DEPUTY HEAD, CORPORATE BANKING)
POPULAIRES                          )
(as a Bank)                         )    GERARD FOHLEN-WEILL
in the presence of:                 )    (DEPUTY HEAD,
                                         UTILITIES, ENERGY & CONSTRUCTION)

SIGNED by                           )
duly authorised for and on behalf   )    CHRIS D. MERRETT
of HSBC BANK PLC                    )    (MANAGER)
(as the Agent)                      )
in the presence of: Kate Garner     )

SIGNED by                           )
duly authorised for and on behalf   )    IAN MCMILLAN
of HSBC BANK PLC                    )    (SENIOR MANAGER)
(as the Arranger)                   )
in the presence of:                 )

SIGNED by                           )
duly authorised for and on behalf   )    IAN MCMILLAN
of HSBC BANK PLC                    )    (SENIOR MANAGER)
(as the Issuing Bank)               )
in the presence of:                 )

SIGNED by                           )    BERNARD LANDEAU
duly authorised for and on behalf   )    (HEAD OF ADVISORY SERVICES)
of CREDIT LYONNAIS                  )
(as the Issuing Bank)               )    MICHEL TOLILA
in the presence of:                 )    (VICE PRESIDENT)

SIGNED by                           )
duly authorised for and on behalf   )    SANJIV NAYAR
of DNB NOR BANK ASA                 )    (FIRST VICE PRESIDENT)
(formerly DEN NORSKE BANK           )
ASA                                 )    ALFRED C. JONES, III
(as a Bank)                         )    (SENIOR VICE PRESIDENT
in the presence of: Cathleen Buckley)    AND GENERAL COUNSEL)

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE S.A.              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE                   )    (GENERAL COUNSEL)
SERVICES S.A.                       )
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE A.S.              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE                   )    (GENERAL COUNSEL)
LIMITED                             )
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE INC.              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE S.A.              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of SCS HOLDINGS N.V.                )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE B.V.              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLTENBERG A.S.                 )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of SCS HOLDINGS LIMITED             )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT COMEX SEAWAY               )    (GENERAL COUNSEL)
HOLDINGS INC.                       )
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of ETPM DEEPSEA LIMITED             )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of SEAWAY (UK) LIMITED              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of SOTRAPLEX S.A.                   )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of STOLT OFFSHORE WEST              )    (GENERAL COUNSEL)
AFRICA S.A.S.U.                     )
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of ETPM (UK) LIMITED                )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of ETPM INTERNATIONAL               )    (GENERAL COUNSEL)
(UK) LIMITED                        )
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of ETPM LOGISTICS B.V.              )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )

SIGNED by                           )
duly authorised for and on behalf   )    JOHAN RASMUSSEN
of SO MARINE INC.                   )    (GENERAL COUNSEL)
in the presence of: Marc Issacs     )